SCHEDULE 14A
                                 (RULE 14A-101)
                     Information Required In Proxy Statement
                            Schedule 14a Information
                Proxy Statement Pursuant To Section 14(a) Of The
                         Securities Exchange Act Of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          HOMECOM COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|_|  No fee required.
|X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     N/A
     ---------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:
     N/A
     ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     $3,000
     ---------------------------------------------------------------------------

(5)  Total fee paid:

     -0-, because fee is less than the de minimis fee amount
     ---------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:
2)   Form, Schedule or Registration Statement No.:
3)   Filing Party:
4)   Date Filed:

                          HOMECOM COMMUNICATIONS, INC.
                               3495 Piedmont Road
                             Building 12, Suite 110
                             Atlanta, Georgia 30305
                             Telephone: 404-237-4646

                               December ___, 2001

To Our Stockholders:

     As you know, we announced our intention to wind down the operations of our company, HomeCom Communications, Inc., in March of this year. In connection with our plan to wind down our operations, we have seen a number of changes in our company. We sold our InsureRate business in January, we sold our internet banking group in March, and we have endured the departures of several directors and officers. In furtherance of our ongoing plan to wind down our operations, we are having a Special Meeting of Stockholders of HomeCom Communications, Inc. to be held at the Company's offices at 3495 Piedmont Road, Building 12, Suite 110, Atlanta, Georgia 30305 on January 28, 2002, at 10:00 a.m. local time. You are cordially invited to attend this meeting.

     We are seeking your approval of several proposals at the Special Meeting.

     First, we will ask you to consider and vote upon a proposal to sell our remaining hosting and web site maintenance business to Tulix Systems, Inc., a company in which Timothy R. Robinson, Gia Bokuchava and Nino Doijashvili, who are officers and directors of both the Company and Tulix, are the principal shareholders. This business is our only operating business, and the sale of this business will constitute a sale of substantially all of our operating assets.

     We will also ask you to consider several amendments to our Certificate of Incorporation. First, we will ask you to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Prospect Technologies, Inc." Second, we will ask you to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 100,000,000. Third, we will ask you to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to allow corporate actions requiring stockholder approval to be approved without a stockholder meeting by fewer than all of the stockholders (currently, the Certificate of Incorporation requires the written approval of all of the stockholders if the approval is obtained without a stockholder meeting). And, fourth, we will ask you to consider and vote upon a proposal to effect a reverse split of the Company's common stock in a ratio of between 5-for-1 and 15-for-1, if and when the Board of Directors determines that such a reverse split is in the best interests of the Company.

     Finally, we will ask you to consider the election of David Donovitch, Larry Shatsoff, Michael Sheppard and Nino Doijashvili to the Board of Directors.

     We urge you to carefully review the enclosed materials. Whether or not you plan to attend the Special Meeting, we ask that you read the information on the following pages and promptly submit your proxy card in the postage-paid envelope provided. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy.

     Your vote is very important, and we appreciate your cooperation in considering and acting on the matters presented.

                                        Sincerely,


                                        -----------------------------
                                        Timothy R. Robinson
                                        Executive Vice President and
                                        Chief Financial Officer

                          HOMECOM COMMUNICATIONS, INC.
                               3495 Piedmont Road
                             Building 12, Suite 110
                             Atlanta, Georgia 30305
                             Telephone: 404-237-4646

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 28, 2002

To the Stockholders of HomeCom Communications, Inc.:

     Notice is hereby given that a Special Meeting of Stockholders of HomeCom Communications, Inc., a Delaware corporation (the "Company"), will be held on the 28th day of January, 2002 at 10:00 a.m., local time, at 3495 Piedmont Road, Building 12, Suite 110, Atlanta, Georgia 30305 (the "Special Meeting") for the following purposes:

1. To consider and vote upon the sale of substantially all of the assets of the Company to Tulix Systems, Inc., an entity that is owned by Timothy R. Robinson, Gia Bokuchava and Nino Doijashvili, who are directors and officers of both the Company and Tulix.

2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Prospect Technologies, Inc."

3. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 100,000,000.

4. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to allow fewer than all of the stockholders to approve corporate actions by written consent without a stockholder meeting. Currently, the Certificate of Incorporation requires the written approval of all of the stockholders if the approval is obtained without a stockholder meeting.

5. To consider and vote upon a proposal to effect a reverse split of the Company's common stock in a ratio between 5-for-1 and 15-for-1, if and when the Board of Directors determines that such a reverse split is in the best interests of the Company.

6. To elect David Donovitch, Larry Shatsoff, Michael Sheppard and Nino Doijashvili to the Board of Directors.

7. To transact such other business as may properly come before the Special Meeting or at any adjournments or postponements thereof.

     The disinterested members of the board of directors recommend that you vote "FOR" approval of the sale of assets, notwithstanding the fact that owners of Tulix include three of our directors and officers, and the entire Board of Directors recommends that you vote "FOR" approval of each of the amendments to the Certificate of Incorporation, "FOR" approval of the proposed reverse split of the Company's common stock, and "FOR" election of the nominees to the Board of Directors.

     You do not have the right, under Delaware law, to dissent from the proposed actions.

     A Proxy Statement describing the matters to be considered at the Special Meeting is attached to this notice. Only Stockholders of record at the close of business on December 14, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting and at any adjournments thereof. A list of Stockholders entitled to vote at the Special Meeting will be located at the offices of the Company at 3495 Piedmont Road, Building 12, Suite 110, Atlanta, Georgia 30305, no later than January 10, 2002. That list will remain available for inspection at the offices of the Company until the Special Meeting, and will also be available for inspection at the Special Meeting.

     To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Special Meeting. Since proxies may be revoked at any time, you may attend the Special Meeting and vote in person even if you have previously returned a proxy.


                                           By Order of the Board of Directors,


                                           -----------------------------
                                           Timothy R. Robinson
                                           Executive Vice President and
                                           Chief Financial Officer


                                           December ___, 2001

     PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                          HOMECOM COMMUNICATIONS, INC.

                                   ----------

                               PROXY STATEMENT FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 28, 2002

                                   ----------

     The Board of Directors of HomeCom Communications, Inc., a Delaware corporation ("HomeCom," the "Company," "we" or "us"), is furnishing this Proxy Statement to you in connection with its solicitation of proxies to be voted at the Special Meeting of Stockholders to be held on the 28th day of January, 2002 at 10:00 a.m., local time, at the offices of the Company, at 3495 Piedmont Road, Building 12, Suite 110, Atlanta, Georgia 30305 and at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the enclosed proxy are first being sent to Stockholders on or about December ___, 2001.

     At the Special Meeting, we will ask you to:

     (1) consider and vote upon a proposal to sell substantially all of the assets of the Company to Tulix Systems, Inc. ("Tulix"), an entity in which Timothy R. Robinson, Gia Bokuchava and Nino Doijashvili, who are directors and officers of both the Company and Tulix, own all of the outstanding shares of capital stock (the "Asset Sale").

     (2) consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Prospect Technologies, Inc."

     (3) consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 15,000,000 to 100,000,000.

     (4) consider and vote upon a proposal to amend the Company's Certificate of Incorporation to allow fewer than all of the stockholders to approve actions by written consent without a stockholder meeting. Currently, the Certificate of Incorporation requires the written approval of all of the stockholders if the approval is obtained without a stockholder meeting.

     (5) consider and vote upon a proposal to effect a reverse split of the Company's common stock at a ratio of between 5-for-1 and 15-for-1, if and when the Board of Directors determines that such a reverse split is in the best interests of the Company.

     (6)  elect the following persons to serve on the Board of Directors of the
          Company: David Donovitch, Larry Shatsoff, Michael Sheppard and Nino Doijashvili.

     (7) transact such other business as may properly come before the Special Meeting or at any adjournments or postponements thereof.

     The Board of Directors recommends that you vote for each of these proposals. Except for procedural matters, we do not know of any matters other than those listed above that will be brought before the Special Meeting. If, however, other matters are properly brought before the Special Meeting, we will vote your proxy on those matters as determined by the person identified on the proxy card as your proxy.

     The principal executive offices of the Company are located at 3495 Piedmont Road, Building 12, Suite 110, Atlanta, Georgia 30305 and the telephone number is 404-237-4646.

                       - - - - - - - - - - - - - - - - - -

     YOU SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION INCLUDED IN THIS PROXY STATEMENT AND ITS ATTACHMENTS BEFORE RETURNING YOUR PROXY.

                       - - - - - - - - - - - - - - - - - -


             THE DATE OF THIS PROXY STATEMENT IS DECEMBER ___, 2001.

                               SUMMARY TERM SHEET
                           FOR PROPOSED SALE OF ASSETS

     We have prepared a summary term sheet that highlights the material terms of the Asset Sale. We have included page references to direct you to more complete information which appears elsewhere in this document. A copy of the Asset Purchase Agreement governing the Asset Sale is attached to this Proxy Statement as Exhibit A (the "Sale Agreement"). You should read the Proxy Statement, the Sale Agreement and the other documents attached to this Proxy Statement in their entirety to fully understand the Asset Sale and its consequences to you.

     o    Parties to the Asset Sale (see page 4)

          Tulix Systems, Inc., a newly-formed Georgia corporation, will purchase substantially all of our operating assets. Timothy R. Robinson, Gia Bokuchava and Nino Doijashvili, who are officers and directors of both the Company and Tulix, own all of the outstanding shares of capital stock of Tulix.

     o    Assets being sold (see page 4)

          We are selling the assets used in our hosting and web site maintenance business, representing substantially all of our operating assets.

     o    Payments by Tulix (see page 4)

          Tulix will not pay us any cash to acquire these assets; instead, Tulix will issue to us shares of Tulix common stock that will represent 15% of the outstanding shares of Tulix. Tulix will also assume certain obligations of ours, including certain accounts payable and lease obligations relating to the hosting and web site maintenance business.

     o    Business of the Company following the Sale (see page 7)

          Following the Asset Sale, our only assets will be the shares of Tulix common stock issued to us in the Asset Sale and cash. We will have no ongoing business operations. Consequently, we will not be able to generate revenue, and we have no expectation of generating profits. Moreover, we remain unable to satisfy our existing obligations to creditors and the liquidation preferences of our preferred stock.

     o    Management of the Company following the Sale (see page 7)

          Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili have indicated their intent to resign their positions with us following completion of the Asset Sale. We will pay Messrs. Robinson and Bokuchava severance payments in an aggregate amount of approximately $146,000 upon their resignations. These are amounts that we would owe Messrs. Robinson and Bokuchava under their employment agreements if we were to terminate them. Upon completion of the Asset Sale, the Board will appoint new management. We expect that the primary responsibility of the new management team will be to keep the Company current in its reporting obligations under the Securities and Exchange Act of 1934, as there will be no operating business to manage.

     o    Payments and distributions to stockholders (see page 5)

          You will not receive anything for the sale. We hope that through the Asset Sale we will be able to preserve some value in the Company and correspondingly some value in your shares, although we cannot offer you any assurances that we will be able to achieve these objectives.

     o    Conditions of the Asset Sale (see page 5)

          There are several conditions that, unless waived, the parties must satisfy before either of them is obligated to complete the Asset Sale. These include:

          o Stockholders who hold a majority of our outstanding shares of common stock must approve the Asset Sale;
          o Third parties who have a contractual right to approve the assignment of their contracts to Tulix must consent to such assignment; and
          o    Other standard closing conditions must be satisfied or waived.

     o    Completion of the Asset Sale (page 5)

          If the stockholders approve the Asset Sale at the Special Meeting, if the closing conditions are satisfied or waived, and if the Sale Agreement is not terminated, we intend to complete the Asset Sale as soon as possible following the Special Meeting.

     o    U.S. federal income tax consequences of the Asset Sale to you (see
          Page 7)

          Since you will not be receiving anything in the Asset Sale, there will not be any tax effect to you.

                          PROXY AND VOTING INFORMATION


Who May Vote

     Holders of record of HomeCom's common stock at the close of business on December 14, 2001 may vote at the meeting or any adjournment or postponement of the meeting. On December 7, 2001, ______ shares of our common stock were issued and outstanding and held of record by approximately ___ stockholders. Each stockholder is entitled to one vote per share.

How Do You Vote

     You may vote by proxy or in person at the meeting. To vote by proxy, please complete, sign, date and return your proxy card in the postage-paid envelope that we have provided.

How Do Proxies Work

     Giving your proxy means that you authorize us to vote your shares at the Special Meeting in the manner you direct. If you sign, date and return the enclosed proxy card but do not specify how to vote, we will vote your shares for the sale of substantially all of our assets, for each amendment to the Certificate of Incorporation, for authorization of the Board of Directors to effect the proposed reverse stock split and for the election of the four nominees of the Board of Directors as directors. We do not know of any other matters that will be brought before the Special Meeting. If, however, other matters are properly brought before the Special Meeting, we will vote your proxy on those matters as determined by a majority of the Board of Directors.

How Do You Revoke a Proxy

     You may revoke your proxy before it is voted by submitting a new proxy with a later date, or by written notice to such effect to our Secretary at 3495 Piedmont Road, Building 12, Suite 110, Atlanta, Georgia 30305.

What Is a Quorum

     In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting. We count abstentions and broker non-votes as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares that your broker holds on your behalf in a nominee name, which is commonly referred to as holding your shares in "street name." Under those circumstances, your broker may be authorized to vote for you on some routine items but is prohibited from voting on other items. Those items for which your broker cannot vote result in broker non-votes.

How Many Votes Are Required to Approve Each Proposal

     The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is necessary for approval of the Asset Sale and each proposed amendment to the Certificate of Incorporation, including the proposed reverse stock split. For this purpose, if you vote to "abstain" on these proposals, your shares will have the same effect as if you voted against the proposal. Broker non-votes also will have the same effect as a vote against the proposal.

     The four nominees for director receiving the greatest number of votes at the meeting will be elected as directors. Abstentions and broker non-votes are not counted for this purpose.

     For all other matters that the stockholders vote upon at the meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval.

Who will Tabulate the Votes

     Persons appointed by the chairman of the Special Meeting to act as inspectors of election for the Special Meeting will tabulate stockholders' votes. The inspectors of election will count all shares represented and entitled to vote on a proposal, whether voted for or against the proposal, or abstaining from voting, as present and entitled to vote on the proposal. Accordingly, an abstention from voting on the proposal by a stockholder present in person or represented by proxy at the Special Meeting will have the same legal effect as a vote against the matter, even though the stockholder may interpret an abstention differently.

Who Pays for This Proxy Solicitation

     Your proxy is being solicited by the Board of Directors. We will pay the expenses of soliciting proxies. In addition to solicitation by mail, our officers may solicit proxies in person or by telephone. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to beneficial owners. We will reimburse these persons for their reasonable expenses.

Dissenters' Rights

     You do not have the right, under Delaware law, to dissent to the proposed actions.

How Can You Submit a Stockholder Proposal for Next Year's Meeting

     We provide all stockholders with the opportunity, under certain circumstances, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the next annual meeting of stockholders. Given our situation, we are unsure when our next annual meeting of stockholders will be held. Nevertheless, to enable us to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in next year's proxy statement, you must submit your proposal to us no later than a date that marks a reasonable period of time before we begin to print and mail our proxy materials, to the attention of our Secretary, at our principal place of business in Atlanta, Georgia. You may also submit the names of individuals whom you wish to be considered by the Board of Directors as nominees for directors. For each matter you intend to bring before the meeting, your notice must include a brief description of the business you wish to be considered, any material interest you have in that business and the reasons for conducting that business at the meeting. The notice must also include your name and address and the number of shares of our stock that you own. Any proposal for presentation at our next annual meeting which is outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 will be considered untimely for purposes of Rules 14a-4 and 14a-5 if we receive it after a date that marks a reasonable period of time before we begin to print and mail our proxy materials, to the attention of our Secretary, at our principal place of business in Atlanta, Georgia.

Where Can You Find More Information About Us

     We are subject to the informational requirements of the Exchange Act and are required to file reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy our reports, proxy statements and other information at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a world-wide web site on the internet at http://www.sec.gov that contains reports, proxies, information statements, and registration statements and other information filed with the Commission through the EDGAR system.

              PROPOSAL 1 - SALE OF SUBSTANTIALLY ALL OF THE ASSETS

     If the Asset Sale is approved, we intend to complete the sale of our remaining hosting and web site maintenance business to Tulix, pursuant to the terms of the Sale Agreement. The description of the Sale Agreement in this Proxy Statement is a summary, remains subject to change, and it is qualified in its entirety by the Sale Agreement, which is attached to this Proxy Statement as Exhibit A.


Contact Information

     HomeCom and Tulix are the parties to the proposed Asset Sale. The contact information for us and Tulix, as of any time prior to the completion of the Asset Sale, are set forth below:

                        HomeCom Communications, Inc.
                        3495 Piedmont Road
                        Building 12, Suite 110
                        Atlanta, Georgia  30305
                        Attention:  Timothy R. Robinson
                        (404) 237-4646

                        Tulix Systems, Inc.
                        3495 Piedmont Road
                        Building 12, Suite 110
                        Atlanta, Georgia  30305
                        Attention:  Timothy R. Robinson
                        (404) 237-4646


Business Conducted

     Our ongoing business operations consist solely of our hosting and web site maintenance business. Currently, this business unit represents our entire business and is our sole source of revenue.

Description of Transaction

     Under the Sale Agreement, Tulix will purchase all of the assets used in the operation of our business, including intangible assets (including intellectual property), machinery, equipment, contracts, receivables, and prepaid expenses. As payment for these assets, Tulix will issue to us shares of Tulix common stock representing 15% of the shares of Tulix common stock outstanding after we complete the transaction. Tulix will also assume certain outstanding accounts payable of the Company that pertain to our web development and hosting services business. We will also assign to Tulix the lease for our primary office space at 3495 Piedmont Road, Building 12, Suite 100, Atlanta, Georgia 30305, although we will remain liable for payments under the lease.

     The Sale Agreement is between the Company and Tulix. The Stockholders will not receive anything in connection with the Asset Sale. Moreover, the Company has no plans to sell additional assets, dissolve or liquidate. We intend to use the cash remaining after the Asset Sale to pay the expenses required to remain in existence and to comply with our ongoing reporting obligations as a public company under the Exchange Act. Consequently, we do not anticipate any distributions to Stockholders in the foreseeable future.

     The parties are not required to complete the Asset Sale unless it is approved by the Stockholders as required under Delaware law and unless the other conditions to closing set forth in the Sale Agreement are satisfied or waived. These conditions include, among others, the requirement that all third parties who have a contractual right to approve the assignment of their contracts to Tulix must consent to such assignment. If the Stockholders approve the Asset Sale, and if the conditions to closing are satisfied or waived, we expect to close the Asset Sale promptly after the Special Meeting.

Background of the Sale and Reasons for Engaging in the Sale

     On March 23 of this year, we announced our intention to wind down our operations and, to the extent possible, sell our remaining assets. We announced our intentions to wind down our operations because our business was unprofitable. We sold our Internet banking operations in March 2001 and our InsureRate division in January 2001. The proposed Asset Sale represents the next step in our process of winding down our operations.

     Our sole remaining business, consisting of our hosting and web site maintenance business, is both unprofitable and unstable. In 2000, this business generated a net loss. This business has a small number of customers, and our contract with our primary customer will expire on December 31, 2001, unless it is renewed by the customer prior to that date. In addition, the continued viability of this business is dependent on the retention of the key employees who operate the business. If any of these employees were to leave, their departure could have a material adverse effect on our ability to operate the business. Given these circumstances, and given that this business has been unprofitable, the Board believes that it is in the best interests of the Company to dispose of the business. So far, however, we have been unsuccessful in our numerous efforts to dispose of this business. See "Past Contacts, Transactions or Negotiations." Consequently, the Board has determined that the sale of the business to Tulix is the only satisfactory option for the business at this time.

     In addition, the Board of Directors believes that there may be some value in keeping the Company current in its reporting obligations under the Exchange Act, although we cannot give you any assurance that we will ever be able to recognize this value.

Past Contacts, Transactions or Negotiations

     In late 1999, we engaged Raymond James & Associates, Inc. to assist us in locating persons willing to provide financing to the Company or interested in acquiring the Company. During 1999 and 2000, Raymond James & Associates, Inc. contacted over 100 potential investors and acquirors and explored various options to finance or sell the Company. In addition, during this time, we independently contacted numerous potential investors and acquirors and explored various options to finance or sell either all or parts of the Company. While the results of these efforts were successful in selling our InsureRate division and our Internet banking operations, the proceeds from those dispositions did not provide a significant amount of operating capital.

     By March of 2001, the Company's management believed that it was highly unlikely that any party was prepared to provide capital or acquire the remaining assets of the Company. The board of directors concluded that the orderly winding down of the Company was the course of action that was in the best interests of the stockholders. The board also believed, and still believes, that there may be some value in keeping the Company current in its reporting obligations. Please be advised, however, that we cannot give you any assurance that we will ever be able to recognize this value.

     Additionally, in March of this year, we began discussions with representatives of the holders of our Series C and E preferred stock, who shared our beliefs that: (1) it was advisable to sell our hosting and web site maintenance business and (2) there may be some value in keeping the Company current in its reporting obligations under the Exchange Act after the sale of the business. Currently, these persons are the beneficial owners of 92.107 shares of Series C preferred stock and 106.35 shares of Series E preferred stock. (Assuming a market price of $.01 per share of Common Stock, these shares of preferred stock would be convertible into approximately 445,500,000 shares of our Common Stock, although our Certificate of Incorporation contains a restriction that prevents a holder of either Series C or Series E preferred stock from beneficially owning more than 4.9% of the outstanding shares of our common stock at any one time).

     In addition, our largest and primary customer had informed us that it was unwilling to consent to the assignment of its contract with us unless our principal officers and employees would continue to provide the services that they were providing to that customer as employees of the Company. This restriction further constrained our ability to sell the hosting and web site maintenance business. During the course of our discussions with the preferred stockholders, Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili, the principal officers to which our customer had referred, decided that they were interested in continuing to perform services for our customer. Accordingly, we began discussions among Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili, and the representatives of the preferred stockholders regarding a possible sale of the assets to Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili or an entity controlled by them.

Fairness To Stockholders

     We will not obtain a fairness opinion with respect to the Asset Sale.

Conflicts of Interest; Interests of Certain Persons in Matters to be Acted Upon

     As of December 7, 2001, Timothy R. Robinson, Gia Bokuchava and Nino Doijashvili (each a director and officer of the Company) beneficially owned an aggregate of 174,265 shares of Common Stock of the Company, or approximately ____ percent of the outstanding shares of Common Stock of the Company. As of December 7, 2001, Mr. Robinson, Mr.Bokuchava and Ms. Doijashvili also beneficially owned 100% of the outstanding capital stock of Tulix. In addition, Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili are directors and officers of both the Company and Tulix.

     As such, the Asset Sale raises a number of potential conflicts of interest. Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili, as officers and directors of both the Company and Tulix, have negotiated and will continue to participate in the negotiation of the terms of the Asset Sale for both parties. Because these officers and directors have a significant economic interest in Tulix, Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili recused themselves from the vote of the Board of Directors on the approval of the Asset Sale. Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili will abstain from voting the shares of Common Stock beneficially owned by them with respect to the approval of the Asset Sale.

Tax Consequences of the Sale

     The Company believes that the Asset Sale will either be at the Company's book value for those assets, or if there is any gain, the Company will be able to apply tax loss carry forward to offset any taxable income. Consequently, the Company does not expect that the Asset Sale will result in any taxes to the Company. Since the stockholders will not be receiving anything directly in this transaction, there should be no tax consequences to them from this sale.

Operation of the Business of the Company after the Sale

     Because Tulix will acquire all of our ongoing operations, we will not have any ongoing business operations upon completion of the sale. We expect that all of our employees, including Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili, will resign from their positions with the Company upon completion of the sale in order to work full-time for Tulix. The Board of Directors will search for new executive officers, but we will have no business to operate and the primary responsibility of any officer that we may hire will be to keep the Company current in its reporting obligations under the Exchange Act. We may move our executive offices following the Asset Sale, but we have no firm plans to do so at this point.

Regulatory Approvals

     To the best of our knowledge, the Company is not required to comply with any Federal or state regulatory requirements or obtain approval from any Federal or state agency in connection with the sale of assets described in this Proxy Statement. The Company has not made any inquiries as to whether the Buyer or any of its principals is required to comply with any such requirements or obtain approval from any such agencies.

Reports, Opinions Appraisals

     The Company has not received any report, opinion or appraisal materially relating to this transaction from an outside party.

Information About Tulix

Description of Business

     Tulix is a newly-formed corporation that has been incorporated under the laws of the State of Georgia. Tulix has informed the Company that as of the Record Date (and on the date it signs the Sale Agreement), Tulix had no assets, liabilities or business history and has been formed for the purpose of acquiring the Assets. If the Asset Sale is completed, Tulix will own and operate the web development and hosting services businesses that we now own and operate. Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili have advised the Company that as of the Record Date (and on the date Tulix signs the Sale Agreement), they own in the aggregate 100% of the outstanding capital stock of Tulix. Each will also be a director and officer of Tulix. Mr. Robinson serves as a director and vice president of Tulix. He is also a director of the Company and serves our Executive Vice President and Chief Financial Officer. Mr. Bokuchava serves as a director and the President of Tulix. He is also a director of the Company and our Chief Technical Officer. Ms. Doijashvili serves as a director and vice president of Tulix. She is also a director of the Company and our Director of

Technical Services. Mr. Robinson does not own any shares of Common Stock of the Company, although he holds options to acquire 75,000 shares of our Common Stock; Mr. Bokuchava beneficially owns 64,559 shares of Common Stock of the Company; and Ms. Doijashvili beneficially owns 34,706 shares of Common Stock of the Company. Each of Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili has advised the Company that he or she intends to abstain from voting on the Asset Sale. We expect Mr. Robinson, Mr. Bokuchava and Ms. Doijashvili to resign from their positions with the Company upon completion of the Asset Sale. If the Asset Sale is completed, we have been informed that our four other employees also intend to resign from the Company and go to work for Tulix. The Company has no other information about Tulix, and does not anticipate that Tulix will provide any additional information about the it to the Company.

Description of Property

     At this time, Tulix does not have any office space. If the Asset Sale is completed, we will assign to Tulix our lease for approximately 7,000 square feet at 3495 Piedmont Road, Building 12, Suite 110, Atlanta, Georgia 30305, although we will remain liable for rent payments under the lease. This lease expires in October 2002.

Legal Proceedings

     Tulix has informed us that it is not a party to any material legal proceedings. From time to time, it may become involved in various routine legal proceedings incidental to the conduct of our business.

Tulix Financial Statements

     Tulix is a Georgia corporation that has been recently formed for the purpose of acquiring the assets used in the hosting and web site maintenance business of HomeCom. Because Tulix is a newly-formed entity, we have not provided any financial information for Tulix. Tulix has been capitalized with $20,000 and, if the Asset Sale is completed, will have assets consisting of the assets acquired from HomeCom and $20,000.


                          Information About the Company

Description of Business

     On March 23, 2001, we announced our intentions to wind down our operations. If the Asset Sale is approved, we will sell our remaining operating assets to Tulix. Upon completion of the sale, we will have no operating assets and no source of revenue or profits.

History

     HomeCom was organized in 1994 to provide complex web-based software applications and integration services to businesses seeking to take advantage of the Internet. Over time, we evolved into a Web design, financial applications and solutions provider to the financial services market, including banking, insurance, securities brokerage firms and other financially oriented web portals.

     Prior to and during 2000, we derived revenue from, among other sources, professional web development services, software licensing, application development, insurance and securities sales commissions, and hosting and transactions fees. However, following our various divestitures, including the sales of our InsureRate division and our Internet banking operations during 2001, we now derive revenue only from hosting and web site maintenance services.

     On April 16, 1998, we acquired all of the outstanding capital stock of The Insurance Resource Center, Inc. ("IRC") for 351,391 shares of our common stock. IRC provides Internet development and hosting services to the insurance industry and was incorporated into our FAST group. We wrote off the remaining goodwill for IRC during 1999.

     On June 9, 1998, we sold substantially all of the assets of our HostAmerica Internet network outsourcing services division to Sage Acquisition Corp. ("Sage") for cash of $4,250,000 and Sage's assumption of approximately $250,000 of unearned revenue. We recorded a gain on the sale of approximately $4,402,000. This transaction allowed us to further consolidate our business focus on the financial services market.

     On November 6, 1998 we signed a definitive agreement and plan of merger to acquire, among other things, all of the outstanding shares of First Institutional Marketing, Inc. ("FIMI") and certain of our affiliates for 1,252,174 shares of common stock. In addition, we entered into employment agreements for an initial term of 3 years with the three principals of FIMI, calling for them to continue in their current roles for the acquired companies. On March 24, 1999, we completed this acquisition. Prior to the closing of the acquisition, we loaned the shareholders of FIMI $370,000 ("FIMI notes"). The notes were to be repaid in either cash or common stock and were collateralized by common stock. Additionally, the principal shareholders of FIMI were granted 300,000 warrants to acquire HomeCom common stock at an exercise price of $3.74 per share. Vesting of the warrants was contingent upon FIMI meeting certain operating goals as defined in the agreement.

     On April 23, 1999, HomeCom acquired all the outstanding shares of Ganymede Corporation for total consideration of 185,342 shares of common stock and $100,000 cash. Ganymede was a Chicago-based web site developer for financial institutions. In addition, we entered into employment agreements with the three principals of Ganymede, calling for them to continue in their current roles for the acquired company.

     On October 1, 1999 we sold our security consulting and integration service operations for $200,000 in cash, certain security audit rights and shares of a non-public entity originally valued at approximately $823,000, and entered into a joint marketing program with the acquirer.

     On January 31, 2001, we sold substantially all of the assets of FIMI and its affiliates to Digital Insurance, Inc. ("Digital") for approximately $458,000 in cash and the assumption of certain liabilities. Additionally, the FIMI notes were forgiven in exchange for the surrender of the common stock that collateralized the notes and the warrants were forfeited.

     On March 15, 2001, we sold substantially all of the assets used in our Internet banking operations to Netzee, Inc. The sale generated net proceeds to HomeCom of approximately $275,000.

Products and Services

     Following the sale of our Internet Banking operations and our InsureRate division, we had only one remaining operating business, our hosting and web site maintenance business.

Sales and Marketing

     We currently have no active marketing strategies or plans.

Intellectual Property Rights

     In accordance with industry practice, we have relied primarily on a combination of copyright, patent and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. We have sought to protect our software, documentation and other written materials principally under trade secret and copyright laws, which afford only limited protection. We do not believe that any of our products infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not claim infringement by us with respect to our products. In addition, Web site developers such as ours face potential liability for the actions of customers and others using their services, including liability for infringement of intellectual property rights, rights of publicity, defamation, libel fraud, misrepresentation, unauthorized computer access, theft, tort liability and criminal activity under the laws of the United States, various states and foreign jurisdictions. We routinely enter into non-disclosure and confidentiality agreements with employees, vendors, contractors, consultants and customers.

     There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology. We believe that, due to the rapid pace of Internet innovation and related software industries, factors such as the technological and creative skills of our personnel are more important in establishing and maintaining a leadership position within the industry than are the various legal protections of our technology.

Employees

     As of November 30, 2001, we had 7 full-time employees. If the Asset Sale is completed, we expect that all of these employees will resign from their positions with us and go to work for Tulix. Such being the case, the Board of Directors intends to search for new executive officers.

Customers

     We have one principal customer, Time Warner Roadrunner. We will assign our contract with this customer and our contracts with our other customers to Tulix if the Asset Sale is completed. Consequently, we will not have any customers following completion of the Asset Sale.

Insurance

     We maintain liability and other insurance that we believe to be customary and generally consistent with industry practice. We believe that such insurance is adequate to cover potential claims relating to our existing business activities.

Government Regulation

     Except with regard to insurance and securities sales, as discussed below, we do not believe that we are currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and also believe that there are currently few laws or regulations directly applicable to Web site service companies. The Federal Communications Commission is studying the possible regulation of the Internet. Any such regulations adopted by the Federal Communications Commission may adversely impact the manner in which we conduct our business, our financial condition and our operating results. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel, and personal privacy is uncertain. We cannot predict the impact, if any, that future regulation or regulatory changes may have on our business. In addition, Web site developers such as us face potential liability for the actions of customers and others using their services, including liability for infringement of intellectual property rights, rights of publicity, defamation, libel, fraud, misrepresentation, unauthorized computer access, theft, tort liability and criminal activity under the laws of the U.S., various states and foreign jurisdictions. Any imposition of liability could have a material adverse effect on us.

     In addition, our network services are transmitted to our customers over dedicated and public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for communications. Changes in the regulatory environment relating to the telecommunications and media industry could have an effect on our business, including regulatory changes which directly or indirectly affect use or access of the Internet or increase the likelihood or scope of competition from regional telephone companies, could have a material adverse effect on us.

     Of course, if the Asset Sale is completed, the matters discussed in this section could adversely affect the value of our stock in Tulix.

     We own, and prior to January 31, 2001, operated a NASD regulated broker/dealer and were affiliated with various insurance agencies. These subsidiaries and affiliates are subject to federal and state regulation of their operations, including but not limited to, the Securities Act of 1933, the Securities and Exchange Act of 1934 and various comparable state securities and insurance laws and regulations.

Properties

     As of November 30, 2001, we occupy approximately 7,000 square feet in one office building in Atlanta, Georgia under a lease expiring in October 2002. This facility serves as our headquarters and computer center. We intend to assign this lease to Tulix if the Asset Sale is completed, although we expect that we will remain jointly liable for payments under the lease. We believe that we will be able to find suitable facilities following the completion of the Asset Sale with no material adverse effect on the Company.

     We have abandoned an office in New York City where we used to occupy approximately 3,400 square feet under a lease expiring in January 2003. We have accrued a real estate disposition liability of approximately $400,000 at December 31, 2000, which we believe will be sufficient to settle all obligations related to the closing and abandonment of our offices in New York and Atlanta.

Legal Proceedings

     We are not a party to any material legal proceedings. From time to time, we are involved in various routine legal proceedings incidental to the conduct of our business.


SELECTED HISTORICAL FINANCIAL STATEMENTS

     Accompanying this Proxy Statement are the copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001. The financial statements included in these reports are incorporated in, and constitute a part of, this Proxy Statement.


                         PRO-FORMA FINANCIAL STATEMENTS

     The tables below set forth the historical unaudited balance sheets and results of operations for the Company for the fiscal year ended December 31, 2000, and the nine months ended September 30, 2001 and the balance sheet and results of operations of the Company as of those dates on a pro-forma basis. These unaudited pro-forma financial statements are not necessarily indicative of results that actually would have occurred if the transaction had been in effect as of and for the periods presented or the results that may be achieved in the future. The adjustments related to the unaudited pro-forma balance sheet assume the transaction was consummated at September 30, 2001, while adjustments to the unaudited pro-forma statements of operations assume the transaction was consummated at January 1, 2000. These statements should be read in conjunction with the description of the proposed sale described elsewhere in this Proxy Statement, and the financial statements of the Company included in the company's Form 10-K for the year ended December 31, 2000, and the Company's form 10-Q for the third quarter ended September 30, 2001, included as a part of Exhibit C to this Proxy Statement.



                                                  HOMECOM COMMUNICATIONS, INC.
                                   Unaudited Historical and Pro-forma Statements of Operations

                                                       Year Ended                               Nine Months Ended
                                                    December 31, 2000                           September 30, 2001
                                        -----------------------------------------    -----------------------------------------
                                          HOMECOM       Pro-forma       HOMECOM       HOMECOM        Pro-forma       HOMECOM
                                        Historical     Adjustments     Pro-forma     Historical     Adjustments     Pro-forma
                                                           (1)                                          (1)
                                        -----------    -----------    -----------    -----------    -----------    -----------
Revenues                                $ 4,509,977    $ 4,509,977    $      --      $   929,010    $   929,010    $      --
Cost of Revenues                          2,722,309      2,722,309           --          763,322        763,322           --
                                        -----------    -----------    -----------    -----------    -----------    -----------
GROSS PROFIT                              1,787,668      1,787,668           --          165,688        165,688           --
                                        -----------    -----------    -----------    -----------    -----------    -----------

OPERATING EXPENSES:
   Sales and marketing                    1,944,020      1,633,481        310,539            704            704           --
   Product development                      321,259           --          321,259           --             --             --
   General and administrative             1,182,192        521,147        661,045        596,494        486,495        109,999
   Depreciation and amortization          1,605,345      1,605,345           --             --             --             --
   Asset Impairment Charge                1,436,078      1,106,808        329,270        493,905           --          493,905
                                        -----------    -----------    -----------    -----------    -----------    -----------
     Total operating expenses             6,488,894      4,866,781      1,622,113      1,091,103        487,199        603,904
                                        -----------    -----------    -----------    -----------    -----------    -----------
OPERATING LOSS                           (4,701,226)    (3,079,113)    (1,622,113)      (925,415)      (321,511)      (603,904)

OTHER EXPENSES (INCOME)
   Interest expense                          (5,981)          --           (5,981)          --             --             --
   Other income, net                        (90,793)          --          (90,793)      (144,766)          --         (144,766)
                                        -----------    -----------    -----------    -----------    -----------    -----------
LOSS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES                      (4,604,452)    (3,079,113)    (1,525,339)      (780,649)      (321,511)      (459,138)
                                        ===========    ===========    ===========    ===========    ===========    ===========

LOSS PER SHARE - BASIC AND DILUTED      $     (0.54)   $     (0.36)   $     (0.18)   $     (0.08)   $     (0.03)   $     (0.05)

WEIGHTED NUMBER OF SHARES OUTSTANDING     8,549,693      8,549,693      8,549,693      9,359,156      9,359,156      9,359,156


Notes to Pro-forma Statements of Operations:

     1. Historically, the Company was organized into five separate business units. The Company's reportable segments were: custom Web development
          (FAST), Internet outsourcing services (HostAmerica), Internet security services (HISS), software products (PIB), and InsureRate/FIMI. On June
          9, 1998, the Company sold substantially all of the assets of its HostAmerica internet outsourcing services business unit to Sage
          Acquisition Corp. On October 1, 1999 the Company sold all of its HISS unit to Infrastructure Defense, Inc. On January 31, 2001 the Company sold all of the assets of its InsureRate/FIMI unit to Digital
          Insurance, Inc. On March 15, 2001 the company sold the remaining assets of its PIB unit to Netzee, Inc. As such the only remaining business represents hosting and web site maintenance services
          (formerly included in FAST), with all other business units being reported as discontinued operations. These Pro-forma Adjustments represent the sale of the remaining business unit, FAST, leaving only corporate general expenses, which were incurred to sustain public corporate operations and were unrelated to FAST.

                                       13


                                                    HOMECOM COMMUNICATIONS, INC.
                             Unaudited Historical and Pro-forma Balance Sheets as of September 30, 2001

                                                                                         HOMECOM        Pro-forma       HOMECOM
                                                                                        Historical     Adjustments     Pro-forma
                                                                                                            (1)            (2)
                                                                                       ------------    ------------   ------------
                                                               ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                           $    394,051    $       --     $    394,051
   Accounts receivable, net                                                                 202,731         202,731           --
                                                                                       ------------    ------------   ------------
     Total current assets                                                                   596,782         202,731        394,051
Furniture, fixtures and equipment held for sale                                              81,755          81,755           --
                                                                                       ------------    ------------   ------------
     Total assets                                                                      $    678,537    $    284,486   $    394,051
                                                                                       ============    ============   ============

                                                LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                               $  1,288,933    $       --     $  1,288,933
   Accrued payroll liabilities                                                               20,038          20,038           --
   Current portion of obligations under capital leases                                       14,511            --           14,511
                                                                                       ------------    ------------   ------------
     Total current liabilities                                                            1,323,482          20,038      1,303,444
Other liabilities                                                                             5,385           5,385           --
Obligations Under capital Leases                                                              6,347            --            6,347
                                                                                       ------------    ------------   ------------
     Total liabilities                                                                    1,335,214          25,423      1,309,791
                                                                                       ------------    ------------   ------------
   Redeemable Preferred stock, Series B, $.01 par value, 125 shares authorized,
     125 shares issued at September 30, 2001 and December 31, 2000 and 17.8 shares outstanding at September 30, 2001 and December 31, 2000,
     convertible, participating; $401,147 liquidation value as of September 30, 2001        251,750            --          251,750
                                                                                       ------------    ------------   ------------
STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock, $.0001 par value, 15,000,000 shares
     authorized, 9,359,156 shares issued and outstanding at
     September 30, 2001 and December 31, 2000                                                   936            --              936
   Preferred stock, Series C, $.01 par value, 175 shares
     issued and authorized, 92.1 shares outstanding at September 30, 2001 and
     December 31, 2000, convertible, participating; $2,082,880 liquidation value
     at September 30, 2001                                                                        1            --                1
   Preferred stock, Series D, $.01 par value, 75 shares issued and authorized, 1.3 shares outstanding at September 30,
     2001 and December 31, 2000, convertible, participating;
     $28,931 liquidation value at September 30, 2001                                              1            --                1
   Preferred stock, Series E, $.01 par value, 106.4 shares
     issued and authorized, 106.4 shares outstanding at September 30, 2001 and
     December 31, 2000, convertible, participating; $2,375,946 liquidation value
     at September 30, 2001                                                                        1            --                1
   Additional paid-in capital                                                            24,724,570            --       24,724,570
   Retained earnings (accumulated deficit)                                              (25,633,936)        259,063    (25,892,999)
                                                                                       ------------    ------------   ------------
     Total stockholder's equity (deficit)                                                  (908,427)        259,063     (1,167,490)
                                                                                       ------------    ------------   ------------
     Total liabilities and stockholder's equity                                        $    678,537    $    284,486   $    394,051
                                                                                       ============    ============   ============


Notes to Pro-forma Balance Sheet:

     1. Historically, the Company was organized into five separate business units. The Company's reportable segments were: custom Web development
          (FAST), Internet outsourcing services (HostAmerica), Internet security services (HISS), software products (PIB), and InsureRate/FIMI. On June 9, 1998, the Company sold substantially all of the assets of its HostAmerica internet outsourcing services business unit to Sage Acquisition Corp. On October 1, 1999 the Company sold all of its HISS unit to Infrastructure Defense, Inc. On January 31, 2001 the Company sold all of the assets of its InsureRate/FIMI unit to Digital Insurance, Inc. On March 15, 2001 the company sold the remaining assets of its PIB unit to Netzee, Inc. As such the only remaining business represents hosting and web site maintenance services (formerly included in FAST), with all other business units being reported as discontinued operations. The Pro-forma Adjustments represent the sale of the remaining business unit, FAST.

                           FORWARD-LOOKING STATEMENTS

     When used in this Proxy statement, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement or as of the date of such other documents. Actual results may differ materially from those contemplated in forward-looking statements and projections. Important assumptions and factors that could cause actual results to differ materially from those contemplated, projected, forecasted, estimated or budgeted in, or expressed or implied by, projections and forward-looking statements include industry trends, currency fluctuations, government fiscal and monetary policy, general economic and business conditions. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. The Company assumes no obligation to update such forward-looking statements or any projections to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent necessary to make such statements and projections not misleading.

          PROPOSAL 2: AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
                         CHANGE THE NAME OF THE COMPANY

     The Board of Directors has adopted a resolution and recommends to the Stockholders for their adoption and approval an amendment to the Company's Certificate of Incorporation to change the name of the Company from "HomeCom Communications, Inc." to "Prospect Technologies, Inc."

Purpose of Proposed Change of Name

     We believe that the name change to "Prospect Technologies, Inc." will better reflect the current and future business opportunities that exist for the Company. In addition, because the Asset Sale will result in the disposition of all of our remaining operations, we will no longer conduct any business that is associated with the HomeCom Communications name. Accordingly, management believes that a change of the corporate name to "Prospect Technologies, Inc." is appropriate and recommends a vote for the adoption of the amendment to the Certificate Incorporation.

Amendment to Certificate of Incorporation

     If approved, Article I of our Certificate of Incorporation would be restated in its entirety as follows:

                                       "I.

           The name of the Corporation is Prospect Technologies, Inc."

     The form of amendment to the Certificate of Incorporation to amend Article I of our Certificate of Incorporation changing the name from "HomeCom Communications, Inc." to "Prospect Technologies, Inc." is included in Exhibit B attached hereto.

Vote Required and Board Recommendation

     The adoption and approval of the amendment to the Certificate of Incorporation requires approval by a vote of the holders of a majority of all of the outstanding shares of capital stock of the Company entitled to vote at the Special Meeting of Stockholders (or the holders of a majority of the Common Stock). If the amendment is approved by the Stockholders, the Board of Directors intends to make the change effective at the earliest appropriate time consistent with an orderly transition to the new name.

     Upon the effective date of the name change we will take action to change the stock trading symbol for our Common Stock. Stock certificates representing the Common Stock issued prior to the effective date of the change in the corporate name to "Prospect Technologies, Inc." will continue to represent the same number of shares, remain authentic, and will not be required to be returned to us or to our transfer agent for reissuance. New stock certificates issued upon transfer of shares of Common Stock after the name change will bear the name "Prospect Technologies, Inc.", and will have a new CUSIP number. Delivery of existing stock certificates will continue to be accepted in transactions made by a Stockholder after the corporate name is changed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDEMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

          PROPOSAL 3: AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has approved, and is recommending to the Stockholders for approval at the Special Meeting of Stockholders, an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock which we are authorized to issue from fifteen million (15,000,000) shares to one hundred million (100,000,000) shares. The Board of Directors has determined that this amendment is advisable and should be considered at the Special Meeting of Stockholders.

Purposes and Effects of Proposed Increase in the Number of Shares of Common
Stock.

     The proposed amendment would increase the number of shares of Common Stock which we are authorized to issue from 15,000,000 shares to 100,000,000 shares. The additional 85,000,000 shares would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges of the shares Common Stock presently issued and outstanding. At December 7, 2001, ___________ shares of Common Stock were outstanding.

     The Board of Directors believes it is desirable to increase the number of shares of Common Stock we are authorized to issue by an additional 85,000,000 shares for several reasons. First, we currently do not have available a sufficient number of authorized but unissued shares of common stock to support conversion of our outstanding shares of Preferred Stock and the exercise of outstanding options and warrants. As of September 30, 2001, the aggregate liquidation value of the outstanding shares of our preferred stock was approximately $4,887,757.00. If these outstanding shares of preferred stock were to be converted into shares of common stock as of such date, we would be obligated to issue in excess of 488,390,000 shares of common stock upon such conversions. Such being the case, if our stock price remains at $.01 per share, we will have insufficient authorized but unissued shares of common stock available even if the proposed amendment is approved. Secondly, the proposed increase will provide us with sufficient additional authorized but unissued shares of Common Stock to issue in connection with such corporate purposes as the Board of Directors may, from time to time, consider advisable. Having such shares available for issuance in the future will give the Company greater flexibility and will allow the Board of Directors to issue such shares without the delay and expense of a special meeting of Stockholders to authorize such issuance. The Company could issue shares in connection with acquisitions, stock splits, stock dividends, the exercise of options granted under various stock option and other employee benefit plans, equity financings or other transactions. There are at present no specific understandings, arrangements or agreements with respect to any future acquisitions that would require us to issue a material amount of new shares of its Common Stock. The Board of Directors believes that the currently available unissued shares (irrespective of the proposed reverse stock split) do not provide sufficient flexibility for corporate action in the future.

     The increase in the number of shares of Common Stock that we are authorized to issue will not have any immediate effect on the rights of existing Stockholders. However, the Board of Directors will have the authority to issue authorized Common Stock without requiring future Stockholder approval of such issuances, except as may be required by the Certificate of Incorporation and applicable law and regulations. To the extent that the additional authorized shares of Common Stock are issued in the future, they will decrease the existing Stockholders' percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing Stockholders for their shares, could be dilutive to our existing Stockholders. The holders of Common Stock have no preemptive rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the Stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares of Common Stock could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board of Directors has not presented this proposal with the intention that the increase in the authorized shares of Common Stock be used as a type of antitakeover device.

Amendment to Certificate of Incorporation.

     If approved, the first sentence of Article IV of our Certificate Incorporation would be amended and restated in its entirety as follows:

                                      "IV.

          The total number of shares of capital stock which the Corporation is authorized to issue is One Hundred One Million (101,000,000), divided into two classes as follows:

     (1) One Hundred Million (100,000,000) shares of common stock, $.0001 par value per share ("Common Stock"); and

     (2) One Million (1,000,000) shares of preferred stock, $.01 par-value ("Preferred Stock")."

The Certificate of Incorporation will remain the same in all other respects. The form of the amendment to the Certificate of Incorporation is included in Exhibit B attached hereto.

Vote Required and Board Recommendation.

     The affirmative vote of holders of a majority of the outstanding shares of Capital Stock of the Company entitled to vote at the Special Meeting of Stockholders (or the holders of a majority of our Common Stock) is required to approve the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

Description of Capital Stock

     Our authorized capital stock consists of 15,000,000 shares of common stock, $.0001 par value, and 1,000,000 shares of preferred stock, $.01 par value. As of December 7, 2001, there were outstanding _________ shares of common stock held of record by _____ record holders. Of the authorized preferred stock, 20,000 shares have been designated series A convertible preferred stock, none of which are presently outstanding, 125 shares have been designated series B convertible preferred stock, 17.813 shares of which are presently outstanding and held by three record holders, 175 shares have been designated series C convertible preferred stock, 90.479 shares of which are presently outstanding and are held by one record holder, and 75 shares have been designated series D convertible preferred stock, 1.291 of which are presently outstanding and are held by one record holder, and 107 shares have been designated series E convertible preferred stock, 106.35 of which are presently outstanding and are held by one record holder.

Common Stock

     Holders of shares of common stock are entitled to one vote per share for the election of directors and all matters to be submitted to a vote of the stockholders. Subject to the rights of any holders of preferred stock, the holders of shares of common stock are entitled to share ratably in any dividends as may be declared by the board of directors out of legally available funds. In the event of our dissolution, liquidation or winding up, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the aggregate liquidation preference of outstanding shares of preferred stock. Holders of shares of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

     Our restated certificate of incorporation authorizes the issuance of preferred stock with designations, rights and preferences determined from time to time by the board of directors. Accordingly, the board of directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting and other rights that could adversely affect the voting power or other rights of the holders of common stock.

Series B Convertible Preferred Stock

     Pursuant to our certificate of incorporation, the board has classified 125 shares of preferred stock as series B convertible preferred stock with the rights, preferences, privileges and terms set forth in the certificate of designations filed with the State of Delaware. Of the 125 shares authorized by the board, 17.813 are currently outstanding. The stated value per share of the series B preferred stock is $20,000. All shares of common stock are of junior rank to all series B preferred shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up. The rights of the shares of common stock are subject to the preferences and relative rights of the series B preferred shares. The series B preferred shares will be of greater rank than any series of common or preferred stock issued by us in the future. Without the prior express written consent of the holders of at least a majority of the then outstanding series B preferred shares, we will not authorize or issue capital stock that is of senior or equal rank to the series B preferred shares regarding the preferences as to distributions and payments upon our liquidation, dissolution and winding up. Without the prior express written consent of the holders of not less than a majority of the then outstanding series B preferred shares, we will not hereafter authorize or make any amendment to our certificate of incorporation or bylaws, or make any resolution of the board of directors with the Delaware Secretary of State containing any provisions which would materially and adversely affect or impair the rights or relative priority of the holders of the series B preferred shares relative to the holders of the common stock or the holders of any other class of capital stock. In the event of our merger or consolidation with or into another corporation, the series B preferred shares will maintain their relative powers, designations, and preferences, and no merger may result that is inconsistent with this provision.

     Holders of the series B preferred stock are not entitled to receive dividends. If any series B preferred shares are outstanding, we may not, without the prior express written consent of the holders of a majority of the then outstanding series B preferred shares, directly or indirectly declare, pay or make any dividends or other distributions upon any of the common stock unless written notice thereof has been given to holders of the series B preferred shares at least thirty days prior to the earlier of (a) the record date taken for or (b) the payment of the dividend or other distribution. We may declare and pay a dividend in cash with respect to the common stock so long as we pay simultaneously to each holder of series B preferred shares an amount in cash equal to the amount the holder would have received had all of the holder's series B preferred shares been converted to common stock one business day before the record date for the dividend, and after giving effect to the payment of any dividend and any other required payments, including required payments to the holders of the series B preferred shares, we have in cash or cash equivalents an amount equal to the aggregate of:

     o all of our liabilities reflected on our most recently available balance sheet;

     o the amount of any indebtedness incurred by us or any of our subsidiaries since our most recent balance sheet; and

     o 120% of the amount payable to all holders of any shares of any class of preferred stock assuming a liquidation as the date of our most recently available balance sheet.

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up, the holders of the series B preferred shares will be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to our stockholders, before any amount will be paid to the holders of any of our capital stock of any class junior in rank to the series B preferred shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up, an amount per series B preferred share equal to the sum of (i) $20,000 and (ii) a premium of 5% per year of the stated value from the date of issuance of the series B preferred stock; provided that, if the funds are insufficient to pay the full amount due to the holders of series B preferred shares and holders of shares of other classes or series of preferred stock that are of equal rank with the series B preferred shares as to payments of this type, then each holder of series B preferred shares and other preferred shares will share equally in the available funds in accordance with their respective liquidation preferences. The purchase or redemption by us of stock of any class in any manner permitted by law will not be regarded as a liquidation, dissolution or winding up. Neither our consolidation or merger with or into any other person, nor the sale or transfer by us of less than substantially all of its assets will be deemed to be a liquidation, dissolution or winding up.

     The holders of series B preferred shares have no voting rights, except as required by law, including the General Corporation Law of the State of Delaware.

     Each share of series B preferred stock is convertible into the number of shares of our common stock, equal to the stated value, or $20,000, plus a premium of 5% per year of the stated value from the date of issuance of the series B preferred stock, divided by the conversion price. The conversion price is equal to the lesser of:

          (1) the average closing bid prices of the common stock for any four consecutive trading days during the twenty-five consecutive trading day period ending on the day prior to the conversion; or

          (2) $5.23.

     As of September 30, 2001, the aggregate liquidation value of the shares of series B preferred stock outstanding was approximately $400,000. If these shares of series B preferred stock were to be converted into shares of common stock as of such date, we would be obligated to issue in excess of 40,000,000 shares of common stock upon such conversions.

     Under the conversion price formula, there is no ceiling on the number of shares of common stock into which the outstanding shares of series B preferred stock can be converted. As a result, as the price of the common stock decreases, the number of shares of common stock underlying the outstanding shares of series B preferred stock continues to increase.

     Under the conversion price formula, the series B preferred stock may, from time to time, be convertible at a rate at or below the common stock's market price. The lower the common stock's market price at the time a holder converts his outstanding shares of series B preferred stock, the more shares of common stock the holder will get in the conversion. To the extent a holder of shares of series B preferred stock converts and then sells the shares of common stock, the common stock's market price may decrease due to the additional shares in the market, allowing the selling holder to convert other shares of series B preferred stock into greater amounts of common stock, the sale of which could further depress the market price for the common stock. The downward pressure on the market price of the common stock as a holder of the series B preferred stock converts and sells material amounts of common stock could encourage short sales by other holders or others, placing further downward pressure on the market price of the common stock. The conversion of the outstanding shares of series B preferred stock may result in substantial dilution to the interest of other common stockholders, since each holder of the outstanding shares of series B preferred stock may ultimately convert and sell the full amount of common stock issuable upon conversion.

     The series B preferred stock is subject to redemption at our option at 120% of the principal amount of the stock being redeemed. If any series B preferred stock remain outstanding on March 24, 2002, all the shares will automatically be converted into common stock.

     No shares of the series B preferred stock may be converted if, following such conversion, the holder of the shares would beneficially own in excess of 4.9% of the outstanding shares. Pursuant to the terms of the NASDAQ National Market's Market Place Rule 4460(i), we have agreed with the holders of the series B preferred stock that so long as we are subject to this rule or any rule substantially similar to this rule, we will not issue more than 19.99% of the common stock outstanding on the date the series B preferred stock was issued upon conversion of the series B preferred stock in the absence of:

     o    the approval of the issuance by our stockholders; or

     o    a waiver by NASDAQ of the provisions of that rule.

     We issued series B preferred stock totaling $2,500,000 on March 25, 1999. The series B preferred stock investors were issued 125 shares of preferred stock, having a stated value of $20,000 per share, and 225,000 warrants to purchase common stock at $5.70 per share. We paid offering costs of $216,250 cash plus 25,000 warrants to purchase common stock at $5.70 per share, resulting in net proceeds to us of $2,283,750 for the preferred shares and warrants.

Series C Convertible Preferred Stock

     Pursuant to our certificate of incorporation, the Board has classified 175 shares of preferred stock as series C convertible preferred stock with the rights, preferences, privileges and terms set forth in the certificate of designations filed with the State of Delaware. Of the 175 shares authorized by the Board, 90.479 shares are currently outstanding. The stated value per share of the series C preferred stock is $20,000. All shares of common stock are to be of junior rank to all series C preferred shares in respect to the preferences as to distributions and payments upon our liquidation, dissolution, and winding up. The rights of the shares of common stock are subject to the preferences and relative rights of the series C preferred shares. Except for the series B preferred stock, the series C preferred shares will be of greater rank than any series of common or preferred stock issued by us in the future. Without the prior express written consent of the holders of not less than a majority of the then outstanding series C preferred shares, we will not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the series C preferred shares in respect of the preferences as to distributions and payments upon our liquidation, dissolution and winding up. Without the prior express written consent of the holders of not less than a majority of the then outstanding series C preferred shares, we will not hereafter authorize or make any amendment to the our certificate of incorporation or bylaws, or make any resolution of the board of directors with the Delaware Secretary of State containing any provisions which would materially and adversely affect or otherwise impair the rights or relative priority of the holders of the series C preferred shares relative to the holders of the common stock or the holders of any other class of capital stock. In the event of our merger or consolidation with or into another corporation, the series C preferred shares will maintain their relative powers, designations, and preferences provided for herein, and no merger may result that is inconsistent with this provision.

     Holders of the series C preferred stock are not entitled to receive dividends. If any series C preferred shares are outstanding, we may not, without the prior express written consent of the holders of a majority of the then outstanding series C preferred shares, directly or indirectly declare, pay or make any dividends or other distributions upon any of the common stock unless written notice has been given to holders of the series C preferred shares at least thirty days prior to the earlier of (a) the record date taken for or (b) the payment of the dividend or other distribution. We may declare and pay a dividend in cash with respect to the common stock so long as we: (i) pay simultaneously to each holder of series C preferred shares an amount in cash equal to the amount the holder would have received had all of the holder's series C preferred shares been converted to common stock one business day prior to the record date for the dividend, and after giving effect to the payment of any dividend and any other payments required in connection therewith, including to the holders of the series C preferred shares, we have in cash or cash equivalents an amount equal to the aggregate of:

     o all of our liabilities reflected on our most recently available balance sheet;

     o the amount of any indebtedness incurred by us or any of our subsidiaries since our most recent balance sheet;

     o 120% of the amount payable to all holders of any shares of any class of preferred stock assuming a liquidation as the date of our most recently available balance sheet.

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up, the holders of the series C preferred shares will be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to its stockholders, before any amount will be paid to the holders of any of our capital stock of any class junior in rank to the series C preferred shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up, an amount per series C preferred share equal to the sum of (i) $20,000 and (ii) a premium of 6% per year of the stated value from the date of issuance of the series C preferred stock; provided that, if the funds are insufficient to pay the full amount due to the holders of series C preferred shares and holders of shares of other classes or series of preferred stock that are of equal rank with the series C preferred shares as to payments of this type, then each holder of series C preferred shares and other preferred shares will share equally in the available funds in accordance with their respective liquidation preferences. The purchase or redemption by us of stock of any class in any manner permitted by law will not be regarded as a liquidation, dissolution or winding up. Neither our consolidation or merger with or into any other person, nor the sale or transfer by us of less than substantially all of its assets will be deemed to be a liquidation, dissolution or winding up.

     The holders of series C preferred shares have no voting rights, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware.

     The series C preferred stock has an initial stated value of $20,000 per share, which increases at the rate of 6% per year. Each series C preferred share is convertible, beginning 120 days following the date of issuance, at the option of the holder, into the number of shares of common stock determined dividing the stated value by the lower of (a) $5.875, and (b) 82.5% of the average of the closing bid prices for the five trading days prior to the date of conversion. Any series C preferred stock outstanding on July 22, 2002 will automatically be converted into common stock at the conversion price then in effect.

     As of September 30, 2001, the aggregate liquidation value of the shares of series C preferred stock outstanding was approximately $2,082,880. If these shares of series C preferred stock were to be converted into shares of common stock as of such date, we would be obligated to issue in excess of 208,000,000 shares of common stock upon such conversions.

     Under the conversion price formula, there is no ceiling on the number of shares of common stock into which the outstanding shares of series C preferred stock can be converted. As a result, as the price of the common stock decreases, the number of shares of common stock underlying the outstanding shares of series C preferred stock continues to increase.

     Under the conversion price formula, the series C preferred stock will be convertible at a rate at or below the common stock's market price. The lower the common stock's market price at the time a holder converts his outstanding shares of series C preferred stock, the more shares of common stock the holder will get in the conversion. To the extent a holder of shares of series C preferred stock converts and then sells the shares of common stock, the common stock's market price may decrease due to the additional shares in the market, allowing the selling holder to convert other shares of series C preferred stock into greater amounts of common stock, the sale of which could further depress the market price for the common stock. The downward pressure on the market price of the common stock as a holder of the series C preferred stock converts and sells material amounts of common stock could encourage short sales by other holders or others, placing further downward pressure on the market price of the common stock. The conversion of the outstanding shares of series C preferred stock may result in substantial dilution to the interest of other common stockholders, since each holder of the outstanding shares of series C preferred stock may ultimately convert and sell the full amount of common stock issuable upon conversion.

     Through July 22, 2001, we had the right, under specified circumstances, to prohibit holders of the Series C preferred stock from exercising any conversion rights for up to 90 days. On August 2, 2000, we exercised that right by notice to the holder of the series C preferred stock. We were required to compensate the holders of the series C preferred stock in cash or in shares of common stock.

     At any time after the issuance date, we have the right, in our sole discretion, to redeem, from time to time, any or all of the series C preferred stock provided that specified conditions are met, including that we have cash, credit or standby underwriting facilities available to fund the redemption. The redemption price is 120% of the original purchase price.

     No shares of the series C preferred stock may be converted if, following such conversion, the holder of the shares would beneficially own in excess of 4.9% of the outstanding shares. Pursuant to the terms of the NASDAQ National Market's Market Place Rule 4460 (i), we have agreed with the holders of the series C preferred stock that so long as we are subject to this rule or any rule substantially similar to this rule, we will not issue more than 19.99% of the common stock outstanding on the date the series C preferred stock was issued upon conversion of the series C preferred stock in the absence of:

     o    the approval of the issuance by our stockholders; or
     o    a waiver by NASDAQ of the provisions of that rule.

     On July 28, 1999, we completed a private placement of $3,500,000 principal amount of our series C convertible preferred stock and related warrants to purchase up to 59,574 shares of common stock. The series C preferred stock and warrants were sold in reliance on Rule 506 of the Securities Act, which provides an exemption from registration for sales to accredited investors, as defined by Rule 501 under Regulation D of the Securities Act.

Series D Convertible Preferred Stock

     Pursuant to our certificate of incorporation, the board has classified 75 shares of preferred stock as Series D Convertible Preferred Stock with the rights, preferences, privileges and terms set forth in the certificate of designations filed with the State of Delaware. Of the 75 shares authorized by the board, 1.291 shares are currently outstanding. The stated value per share of the series D preferred stock is $20,000. All shares of common stock are to be of junior rank to all series D preferred shares in respect to the preferences as to distributions and payments upon our liquidation, dissolution, and winding up. The rights of the shares of common stock are subject to the preferences and relative rights of the series D preferred shares. Except for the series B preferred stock and the series C preferred stock, the series D preferred shares will be of greater rank than any series of common or preferred stock issued by us in the future. Without the prior express written consent of the holders of not less than a majority of the then outstanding series D preferred shares, we will not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the series D preferred shares in respect of the preferences as to distributions and payments upon our liquidation, dissolution and winding up. Without the prior express written consent of the holders of not less than a majority of the then outstanding series D preferred shares, we will not hereafter authorize or make any amendment to our certificate of incorporation or bylaws, or make any resolution of the board of directors with the Delaware Secretary of State containing any provisions which would materially and adversely affect or otherwise impair the rights or relative priority of the holders of the series D preferred shares relative to the holders of the common stock or the holders of any other class of capital stock. In the event of our merger or consolidation with or into another corporation, the series D preferred shares will maintain their relative powers, designations, and preferences provided for herein, and no merger may result that is inconsistent with this provision.

     Holders of the series D preferred stock are not entitled to receive dividends. If any series D preferred shares are outstanding, we may not, without the prior express written consent of the holders of a majority of the then outstanding series D preferred shares, directly or indirectly declare, pay or make any dividends or other distributions upon any of the common stock unless written notice thereof has been given to holders of the series D preferred shares at least thirty days prior to the earlier of (a) the record date taken for or (b) the payment of the dividend or other distribution. We may declare and pay a dividend in cash with respect to the common stock so long as we: (i) pay simultaneously to each holder of series D preferred shares an amount in cash equal to the amount the holder would have received had all of the holder's series D preferred shares been converted to common stock one business day prior to the record date for the dividend, and after giving effect to the payment of any dividend and any other payments required in connection therewith, including to the holders of the series D preferred shares, we have in cash or cash equivalents an amount equal to the aggregate of:

     o all of our liabilities reflected on our most recently available balance sheet;

     o the amount of any indebtedness incurred by us or any of our subsidiaries since our most recent balance sheet;

     o 120% of the amount payable to all holders of any shares of any class of preferred stock assuming a liquidation as the date of our most recently available balance sheet.

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up, the holders of the series D preferred shares will be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to our stockholders, before any amount will be paid to the holders of any of our capital stock of any class junior in rank to the series D preferred shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up, an amount per series D preferred share equal to the sum of (a) $20,000 and (b) a premium of 6% per year of the stated value from the date of issuance of the series D preferred stock; provided that, if the funds are insufficient to pay the full amount due to the holders of series D preferred shares and holders of shares of other classes or series of preferred stock that are of equal rank with the series D preferred shares as to payments of this type, then each holder of series D preferred shares and other preferred shares will share equally in the available funds in accordance with their respective liquidation preferences. The purchase or redemption by us of stock of any class in any manner permitted by law will not be regarded as a liquidation, dissolution or winding up. Neither our consolidation or merger with or into any other person, nor the sale or transfer by us of less than substantially all of its assets will be deemed to be a liquidation, dissolution or winding up.

     The holders of series D preferred shares have no voting rights, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware.

     The series D preferred stock has an initial stated value of $20,000 per share, which increases at the rate of 6% per year. Each series D preferred share is convertible, at the option of the holder, into the number of shares of common stock determined by dividing the stated value by the lower of (a) $5.875, and
(b) 82.5% of the average of the closing bid prices for the five trading days prior to the date of conversion. Any series D preferred stock outstanding on September 27, 2002 will automatically be converted into common stock at the conversion price then in effect.

     As of September 30, 2001, the aggregate liquidation value of the shares of series D preferred stock outstanding was approximately $28,931. If these shares of series D preferred stock were to be converted into shares of common stock as of such date, we would be obligated to issue in excess of 2,890,000 shares of common stock upon such conversions.

     Under the conversion price formula, there is no ceiling on the number of shares of common stock into which the outstanding shares of series D preferred stock can be converted. As a result, as the price of the common stock decreases, the number of shares of common stock underlying the outstanding shares of series D preferred stock continues to increase.

     Under the conversion price formula, the series D preferred stock will be convertible at a rate at or below the common stock's market price. The lower the common stock's market price at the time a holder converts his outstanding shares of series D preferred stock, the more shares of common stock the holder will get in the conversion. To the extent a holder of shares of series D preferred stock converts and then sells the shares of common stock, the common stock's market price may decrease due to the additional shares in the market, allowing the selling holder to convert other shares of series D preferred stock into greater amounts of common stock, the sale of which could further depress the market price for the common stock. The downward pressure on the market price of the common stock as a holder of the series D preferred stock converts and sells material amounts of common stock could encourage short sales by other holders or others, placing further downward pressure on the market price of the common stock. The conversion of the outstanding shares of series D preferred stock may result in substantial dilution to the interest of other common stockholders, since each holder of the outstanding shares of series D preferred stock may ultimately convert and sell the full amount of common stock issuable upon conversion.

     Through September 27, 2001, we had the right, under specified circumstances, to prohibit holders of the series D preferred stock from exercising any conversion rights for up to 90 days. If we had exercised that right, we would have been required to compensate the holders of the series D preferred stock in cash or in shares of common stock.

     At any time after the issuance date, we have the right, in our sole discretion, to redeem, from time to time, any or all of the series D preferred stock provided that specified conditions are met, including that we have cash, credit or standby underwriting facilities available to fund the redemption. The redemption price is 120% of the original purchase price after 120 days from the issuance date.

     No shares of the series D preferred stock may be converted if, following such conversion, the holder of the shares would beneficially own in excess of 4.9% of the outstanding shares. Pursuant to the terms of the NASDAQ National Market's Market Place Rule 4460 (i), we have agreed with the holders of the series D preferred stock that so long as we are subject to this rule or any rule substantially similar to this rule, we will not issue more than 19.99% of the common stock outstanding on the date the series D preferred stock was issued upon conversion of the series D preferred stock in the absence of:

     o    the approval of the issuance by our stockholders; or

     o    a waiver by NASDAQ of the provisions of that rule.

     On September 28, 1999, we completed a private placement of $1,500,000 principal amount of our series D convertible preferred stock and related warrants to purchase up to 25,000 shares of common stock. The series D preferred stock and warrants were sold in reliance on Rule 506 of the Securities Act, which provides an exemption from registration for sales to accredited investors, as defined by Rule 501 under Regulation D of the Securities Act.

Series E Convertible Preferred Stock

     Pursuant to our certificate of incorporation, the board has classified 107 shares of preferred stock as Series E Convertible Preferred Stock with the rights, preferences, privileges and terms set forth in the certificate of designations filed with the State of Delaware. Of the 107 shares authorized by the board, 106.35 shares are currently outstanding. The stated value per share of the series E preferred stock is $20,000. All shares of common stock are to be of junior rank to all series E preferred shares in respect to the preferences as to distributions and payments upon our liquidation, dissolution, and winding up. The rights of the shares of common stock are subject to the preferences and relative rights of the series E preferred shares. Except for the series B preferred stock, the series C preferred stock, and the series D preferred stock, the series E preferred shares will be of greater rank than any series of common or preferred stock issued by us in the future. Without the prior express written consent of the holders of not less than a majority of the then outstanding series E preferred shares, we will not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the series E preferred shares in respect of the preferences as to distributions and payments upon our liquidation, dissolution and winding up. Without the prior express written consent of the holders of not less than a majority of the then outstanding series E preferred shares, we will not hereafter authorize or make any amendment to the our certificate of incorporation or bylaws, or make any resolution of the board of directors with the Delaware Secretary of State containing any provisions which would materially and adversely affect or otherwise impair the rights or relative priority of the holders of the series E preferred shares relative to the holders of the common stock or the holders of any other class of capital stock. In the event of our merger or consolidation with or into anther corporation, the series E preferred shares will maintain their relative powers, designations, and preferences provided for herein, and no merger may result that is inconsistent with this provision.

     Holders of the series E preferred stock are not entitled to receive dividends. If any series E preferred shares are outstanding, we may not, without the prior express written consent of the holders of a majority of the then outstanding series E preferred shares, directly or indirectly declare, pay or make any dividends or other distributions upon any of the common stock unless written notice thereof has been given to holders of the series E preferred shares at least thirty days prior to the earlier of (a) the record date taken for or (b) the payment of the dividend or other distribution. We may declare and pay a dividend in cash with respect to the common stock so long as we: (i) pay simultaneously to each holder of series E preferred shares an amount in cash equal to the amount the holder would have received had all of the holder's series E preferred shares been converted to common stock one business day prior to the record date for the dividend, and after giving effect to the payment of any dividend and any other payments required in connection therewith, including to the holders of the series E preferred shares, we have in cash or cash equivalents an amount equal to the aggregate of:

     o all of our liabilities reflected on our most recently available balance sheet;

     o the amount of any indebtedness incurred by us or any of our subsidiaries since our most recent balance sheet;

     o 120% of the amount payable to all holders of any shares of any class of preferred stock assuming a liquidation as the date of our most recently available balance sheet.

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up, the holders of the series E preferred shares will be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to our stockholders, before any amount will be paid to the holders of any of our capital stock of any class junior in rank to the series E preferred shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up, an amount per series E preferred share equal to the sum of (i) $20,000 and (ii) a premium of 8% per year of the stated value from the date of issuance of the series E preferred stock; provided that, if the funds are insufficient to pay the full amount due to the holders of series E preferred shares and holders of shares of other classes or series of preferred stock that are of equal rank with the series E preferred shares as to payments of this type, then each holder of series E preferred shares and other preferred shares will share equally in the available funds in accordance with their respective liquidation preferences. The purchase or redemption by us of stock of any class in any manner permitted by law will not be regarded as a liquidation, dissolution or winding up. Neither our consolidation or merger with or into any other person, nor the sale or transfer by us of less than substantially all of its assets will be deemed to be a liquidation, dissolution or winding up.

     The holders of Series E preferred shares have no voting rights, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware.

     The series E preferred stock has an initial stated value of $20,000 per share, which increases at the rate of 8% per year. Each series E preferred share is convertible, at the option of the holder, into the number of shares of common stock determined by dividing the stated value by the lower of (a) $3.53, and (b) 82.5% of the average of the closing bid prices for the five trading days prior to the date of conversion. Any series E preferred stock outstanding on April 14, 2003 will automatically be converted into common stock at the conversion price then in effect.

     As of September 30, 2001, the aggregate liquidation value of the shares of series E preferred stock outstanding was approximately $2,375,946. If these shares of series E preferred stock were to be converted into shares of common stock as of such date, we would be obligated to issue in excess of 237,500,000 shares of common stock upon such conversions.

     Under the conversion price formula, there is no ceiling on the number of shares of common stock into which the outstanding shares of series E preferred stock can be converted. As a result, as the price of the common stock decreases, the number of shares of common stock underlying the outstanding shares of series E preferred stock continues to increase.

     Under the conversion price formula, the series E preferred stock will be convertible at a rate at or below the common stock's market price. The lower the common stock's market price at the time a holder converts his outstanding shares of series E preferred stock, the more shares of common stock the holder will get in the conversion. To the extent a holder of shares of series E preferred stock converts and then sells the shares of common stock, the common stock's market price may decrease due to the additional shares in the market, allowing the selling holder to convert other shares of series E preferred stock into greater amounts of common stock, the sale of which could further depress the market price for the common stock. The downward pressure on the market price of the common stock as a holder of the series E preferred stock converts and sells material amounts of common stock could encourage short sales by other holders or others, placing further downward pressure on the market price of the common stock. The conversion of the outstanding shares of series E preferred stock may result in substantial dilution to the interest of other common stockholders, since each holder of the outstanding shares of series E preferred stock may ultimately convert and sell the full amount of common stock issuable upon conversion.

     Through April 14, 2002, we have the right, under specified circumstances, to prohibit holders of the series E preferred stock from exercising any conversion rights for up to 90 days. If we exercise that right, we are required to compensate the holders of the series E preferred stock in cash or in shares of common stock.

     At any time after the issuance date, we have the right, in our sole discretion, to redeem, from time to time, any or all of the series E preferred stock provided that specified conditions are met, including that we have cash, credit or standby underwriting facilities available to fund the redemption. The redemption price is 120% of the original purchase price.

     No shares of the series E preferred stock may be converted if, following such conversion, the holder of the shares would beneficially own in excess of 4.9% of the outstanding shares. Pursuant to the terms of the NASDAQ National Market's Market Place Rule 4460 (i), we have agreed with the holders of the series E preferred stock that so long as we are subject to this rule or any rule substantially similar to this rule, we will not issue more than 19.99% of the common stock outstanding on the date the series E preferred stock was issued upon conversion of the series E preferred stock in the absence of:

     o    the approval of the issuance by our stockholders; or

     o    a waiver by NASDAQ of the provisions of that rule.

     On April 14, 2000, we completed a private placement of $2,127,000 principal amount of our series E convertible preferred stock and related warrants to purchase up to 66,667 shares of common stock. The series E preferred stock and warrants were sold in reliance on Rule 506 of the Securities Act, which provides an exemption from registration for sales to accredited investors, as defined by Rule 501 under Regulation D of the Securities Act.

     Pursuant to certain registration rights granted to the investors in the private placement, we are obligated to file under the Securities Act the registration statement of which this prospectus forms a part.

Warrants

     In connection with the completion with the our initial public offering, we granted to our underwriter, Ladenburg Thalmann & Co. Inc., the underwriter, warrants to acquire 100,000 shares of the common stock at an exercise price of $7.20 per share. The exercise price is subject to adjustment under specified circumstances. The underwriter warrants expire on May 12, 2002, if not earlier exercised.

     In connection with the completion of the sale of series B convertible preferred stock, we issued series B convertible preferred stock warrants. These warrants represent the right to acquire an aggregate of 250,000 shares of common stock, each with an exercise price per share equal to $5.70 per share. The exercise price of these warrants is subject to adjustment under specified circumstances. The series B convertible preferred stock warrants will expire on March 24, 2004, if not earlier exercised.

     In connection with the sale of the series C convertible preferred stock, we issued series C preferred stock warrants. These warrants represent the right to acquire an aggregate of up to 59,574 shares of common stock. The warrants expire on July 27, 2004 and have an exercise price of $7.34 per share, subject to adjustment. We also issued warrants to acquire an aggregate of 77,000 shares of common stock having an exercise price per share equal to $5.813, subject to adjustment. These warrants will expire on July 30, 2004.

     In connection with the sale of the series D convertible preferred stock, we issued series D preferred stock warrants. These warrants represent the right to acquire an aggregate of up to 25,000 shares of common stock. The warrants expire on September 27, 2004 and have an exercise price of $7.34 per share, subject to adjustment.

     In connection with the sale of the series E convertible preferred stock, we issued series E preferred stock warrants. These warrants represent the right to acquire an aggregate of up to 66,667 shares of common stock. The warrants expire on April 14, 2005 and have an exercise price of $3.35 per share, subject to adjustment.

          PROPOSAL 4: AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
                  CHANGE THE STOCKHOLDER APPROVAL REQUIREMENTS

     The Board of Directors has adopted a resolution and recommends to the stockholders for their adoption and approval an amendment to the Company's Certificate of Incorporation to allow fewer than all of the stockholders to approve corporate actions by written consent without a stockholder meeting. Currently, the Certificate of Incorporation requires the written approval of all of the stockholders if the approval is obtained without a stockholder meeting.

Purpose of Proposed Amendment

     Currently, our Amended and Restated Certificate of Incorporation allows our stockholders to take action in one of two ways: (1) at an annual or special meeting of the stockholders, or (2) without a meeting, by the written consent of all of the stockholders. Obtaining the written consent of all of our stockholders is very difficult. There were ____holders of record of our common stock as of December 7, 2001, and a number of those holders of record hold shares in "street name" for the beneficial owners of those shares (and therefore may not be authorized to take action on all matters on behalf of those beneficial owners). Such being the case, holding a meeting of the stockholders is our only practical mechanism for obtaining stockholder approval. We believe that the proposed amendment would allow us, in situations where stockholders holding the requisite number of shares have approved an action in writing, to take that action without the delay and expense of convening a stockholder meeting for the purpose of approving the action. The Board of Directors believes that the time and expense saved by the proposed amendment could be better utilized for other corporate purposes.

Amendment to Certificate of Incorporation

     If approved, Article IX of our Certificate of Incorporation would be restated in its entirety as follows:

                                      "IX.

     Action required to be taken or which may be taken at any Annual Meeting or Special Meeting of the Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded."

     The form of amendment to the Certificate of Incorporation to amend Article IX of our Certificate of Incorporation is included in Exhibit B attached hereto.

Vote Required and Board Recommendation

     The adoption and approval of the amendment to the Certificate of Incorporation requires approval by a vote of the holders of a majority of all of the outstanding shares of capital stock of the Company entitled to vote at the Special Meeting of Stockholders (or the holders of a majority of the Common Stock). If the amendment is approved by the Stockholders, the Board of Directors intends to make the change effective at the earliest appropriate time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDEMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

         PROPOSAL 5: AUTHORIZATION FOR THE BOARD OF DIRECTORS TO CAUSE
                  A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

Proposed Amendment

     Our Board of Directors has adopted a proposal, subject to Stockholder approval, to amend our Certificate of Incorporation to effect a reverse stock split in which the outstanding shares of Common Stock, referred to as "Old Common Stock," will be combined and reconstituted as a smaller number of shares of Common Stock, referred to as "New Common Stock," in a ratio of between five
(5) and fifteen (15) shares of Old Common Stock for each share of New Common Stock. Our Board of Directors believes that, because it is not possible to predict market conditions at the time the reverse stock split is to be effectuated, it would be in the best interests of the Stockholders if the Board of Directors were able to determine, within specified limits approved in advance by the Stockholders, the appropriate reverse stock split ratio. Therefore, the exact ratio will be determined by the Board of Directors based on prevailing market conditions at the time the reverse stock split is effected. Stockholders are being asked to approve a separate amendment to the Certificate of Incorporation corresponding to each of the possible reverse split ratios between 5-for-1 and 15-for-1, with the Board of Directors, having the authority to give its final approval to only one of such amendments. The form of the amendment to the Certificate of Incorporation is included in Exhibit B attached hereto.

     By approving the proposed amendment, the Stockholders will authorize the Board of Directors to implement the reverse split at any time on or before December 31, 2002 or to abandon the reverse split at any time. If the amendment has not been filed with the Delaware Secretary of State by the close of business on the foregoing date, the Board of Directors will either resolicit Stockholder approval or abandon the reverse split.

Purposes and Effects of the Reverse Stock Split.

     The purposes of the reverse stock split are to reduce the number of shares of our Common Stock outstanding and, potentially, to increase the per share bid price of our Common Stock, although it is possible that this effect may not be realized and that the aggregate value of the common stock will, in fact, decrease. The Company's Common Stock is traded on the OTC Bulletin Board. As of December 7, 2001, the Company had [________] outstanding shares of Common Stock and the bid price of the Company's Common Stock was [_______]. The immediate effect of the reverse stock split will be to decrease the number of shares of Common Stock outstanding from approximately [_____________] shares to between approximately [____________] shares and approximately [___________] shares. In addition, the reverse split will result in a proportionate decrease in the number of shares authorized for issuance under our stock option plans and the number of shares of Common Stock issuable upon exercise of outstanding options, and a proportionate increase in the exercise prices of outstanding options. The reverse stock split will also effect a similar proportionate reduction in the number of shares issuable upon exercise of outstanding warrants and a proportionate increase in the exercise prices of outstanding warrants, and a proportionate reduction in the number of shares of common stock into which our preferred stock is convertible.

     Stockholders should note that a 5-for-1 through 15-for-1 reverse stock split of the Company's Common Stock will not guarantee that the bid price of the company's Common Stock, after the reverse split will be higher than the present bid price. In fact, it is possible that the aggregate market value of the common stock could decrease following the reverse split. In addition, stockholders who will own less than 100 shares of the Company's Common Stock after the reverse stock split may incur higher brokerage costs if they sell their shares.

     As of December 7, 2001, the Company estimates that it has approximately [______] holders of record of its Common Stock, which amount includes shares of Common Stock held by central securities depositories and broker firms which typically hold securities as nominees for their customers.

     The reverse split will not alter the number of shares of common stock that we are authorized to issue, but will only reduce the number of shares of common stock issued and outstanding.

     The shares of New Common Stock will be fully paid and non-assessable. The amendment will not change the terms of our Common Stock. The shares of New Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. If a reverse stock split is implemented, the number of shares of the Company's Common Stock owned by each Stockholder would be reduced in the same proportion as the reduction in the total number of shares of Common Stock outstanding. Therefore, no Stockholder's percentage ownership of Common Stock will be altered, except for the effect of rounding fractional shares.

     Also, because the reverse split will result in fewer shares of our common stock outstanding, the per share loss, per share book value, and other "per share" calculations will be increased.

Amendment to Certificate of Incorporation

     If approved the following paragraph would be inserted at the end of the second paragraph of Article IV of the Amended and Restated Certificate of
Incorporation:

          "Each ( ) shares of the Common Stock issued as of the date and time immediately preceding [INSERT DATE UPON WHICH ARTICLES OF AMENDMENT ARE FILED], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and non-assessable share of the Common Stock; provided, however, that any fractional interest resulting from such change and reclassification shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration. Each holder of record of a certificate or certificates which immediately prior to the Split Effective Date represents outstanding shares of Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of Common Stock into and for which the shares of the Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Split Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof."

Vote Required and Board of Directors' Recommendation.

     The affirmative vote of the holders of a majority of the outstanding Capital Stock entitled to vote at the Special Meeting of Stockholders (or the holders of a majority of our Common Stock) is required to approve the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

ASSUMING THE PROPOSAL IS APPROVED BY THE STOCKHOLDERS, THE COMPANY'S BOARD OF DIRECTORS INTENDS TO IMPLEMENT THE PROPOSAL IF, IN ITS DISCRETION, IT DETERMINES IT TO CONTINUE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. NOTWITHSTANDING STOCKHOLDER APPROVAL OF THE REVERSE STOCK SPLIT, THE BOARD OF DIRECTORS MAY, IN ITS DISCRETION, DELAY IMPLEMENTATION OF THE REVERSE STOCK SPLIT OR ABANDON IT ALTOGETHER IF IT DEEMS SUCH ACTION TO BE IN THE BEST INTEREST OF THE COMPANY.

Effectiveness of the Reverse Stock Split.

     If this proposal is approved by Stockholders, and if the Board determines to proceed with the reverse split, management intends to file the amendment to our Certificate of Incorporation with the Delaware Secretary of State promptly after the Board of Directors approves the final conversion ratio and complies with applicable requirements, upon which the reverse split will become effective. Upon the filing of the amendment, all the Old Common Stock will be converted into New Common Stock as set forth in the amendment. Even if the reverse stock split is approved by Stockholders, our Board of Directors has discretion to decline to carry out the reverse split if it determines for any reason that the reverse split will not be in our best interests. If the reverse split is not implemented on or before December 31, 2001, the Board of Directors will either resolicit stockholder approval or abandon the reverse split.

Certificates and Fractional Shares.

     As soon as practicable after the effective date, we will request that all Stockholders return their stock certificates representing shares of Old Common Stock outstanding on the effective date in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Old Common Stock have been converted as a result of the reverse stock split. Each Stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. Stockholders should not submit their old certificates to the transfer agent until they receive these instructions on how to exchange certificates. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, together with the properly executed and completed letter of transmittal.

     Beginning with the effective date, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of New Common Stock into which the shares evidenced by the old certificates have been converted.

     Any fractional shares resulting from the reverse stock split will be rounded upward to the nearest whole share.

Federal Income Tax Consequences.

     The following discussion of the material federal income tax consequences of the proposed reverse stock split is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder, judicial decisions and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. This discussion may not address certain federal income tax consequences that may be relevant to particular Stockholders in light of their personal circumstances (such as persons subject to alternative minimum tax) or to certain types of Stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

Tax Consequences to the Company

     The Company should not recognize any gain or loss as a result of the reverse stock split.

Tax Consequences to Stockholders Generally

     No gain or loss should be recognized by a stockholder who receives only the Company's Common Stock as a result of the reverse stock split.

Stockholder's Tax Basis in Share of Common Stock Split

     Except as provided above with respect to fractional shares, the aggregate tax basis of the shares of Common Stock held by a Stockholder following the reverse stock split will equal the Stockholder's aggregate basis in the shares of Common Stock held immediately prior to the reverse stock split and generally will be allocated amount the shares of the Company's Common Stock held following the reverse stock split on a pro rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the reverse stock split should consult their own tax advisors to determine their basis in the post-reverse stock split shares that they will receive in exchange therefor.

                        PROPOSAL 6: ELECTION OF DIRECTORS

     The Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than three directors nor more than nine directors, with the exact number determined by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 75% of all outstanding shares entitled to vote as a single class. The Board of Directors currently consists of six directors, divided into three classes of directors serving staggered three-year terms. At the Special Meeting, two directors will be elected to Class I and two directors will be elected to Class III, each for a three-year term. As described below, the Board of Directors' nominees to serve as Class I directors are David Donovitch and Nino Doijashvili, and the nominees to serve as Class III directors are Larry Shatsoff and Michael Sheppard.

     Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election of David Donovitch, Larry Shatsoff and Michael Sheppard as directors. The Board of Directors believes that such nominees will stand for reelection and will serve if elected. However, if any of them fails to stand for reelection or is unable to accept reelection, proxies will be voted by the proxy holders for the election of such other person as the Board of Directors may recommend. Nominees for election as directors are elected by a plurality of the votes cast at the Special Meeting. There are no cumulative voting rights in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

Information as to Nominees, Continuing Directors and Executive Officers

     The names and ages of the director nominees and the other directors and executive officers of the Company as of November 30, 2001 and terms of office (in the case of directors) are as follows:

                                                             Term as Director
Director Nominees       Age    Position                           Expires
-----------------       ---    --------                   ----------------------

David Donovitch          39    Not an officer             Not applicable

Larry Shatsoff           47    Not an officer             Not applicable

Michael Sheppard         52    Not an officer             Not applicable

Nino Doijashvili, Ph.D.  39    Director of Technical      At the Special Meeting
                               Services and Director

Other Directors and
Executive Officers
------------------

Gia Bokuchava, Ph.D.     38    Chief Technical Officer    2002 (current term)
                               and Director
Timothy R. Robinson      38    Executive Vice President,  2002 (current term)
                               Chief Financial Officer
                               and Director

Recent Resignations

     William Walker resigned from his position as a member of the Board of Directors in September 2000. In November of 2000, Claude A. Thomas and Daniel A. Delity resigned from their positions as members of the Board (Dr. Doijashvili was named to the Board in April 2001 to fill Mr. Thomas' position and Mr. Donovitch was named to the Board in November 2001 to fill Mr. Delity's position, until such positions expire). In December of 2000, James Wm. Ellsworth resigned as a member of the Board (in November 2001, Mr. Shatsoff was named to the Board to fill Mr. Ellsworth's position until such position expires). Roger Nebel resigned from his position as a member of the Board in February 2001 (Mr. Robinson was named to the Board in March 2001 to fill Mr. Nebel's position until Mr. Nebel's term expires). Harvey Sax resigned from the Board effective March 29, 2001 (in November 2001, Mr. Sheppard was named to the Board to fill Mr. Sax's position until such position expires).

     The Board is divided into three classes, each of which serves a three-year term. The Class I directors (Dr. Doijashvili, and Mr. Donovitch, formerly Mr. Thomas, Mr. Walker and Mr. Delity) will serve until the Special Meeting. The Class II directors (Dr. Bokuchava and Mr. Robinson, formerly Mr. Nebel) will serve until the 2002 Annual Meeting of Stockholders. The Class III directors (formerly Messrs. Sax and Ellsworth) were to serve until the 2000 Annual Meeting of Stockholders. However, because we never held the 2000 Annual Meeting of Stockholders, these individuals remained in office until they resigned. Thus, we are electing two Class I and two Class III Directors at the Special Meeting. The Class I nominees, if elected, will serve until the 2004 Annual Meeting of Stockholders and the Class III nominees, if elected, will serve until the 2003 Annual Meeting of Stockholders. Please note, however, that we expect Mr. Robinson, Mr. Bokuchava and Dr. Doijashvili to resign from the Board of Directors if we complete the Asset Sale. This would leave us with one Class I director (David Donovitch), no Class II directors, and two Class III directors (Messrs. Shatsoff and Sheppard).

Background of our Director Nominees, Directors and Executive Officers

     Gia Bokuchava, Ph.D., has served as our Chief Technical Officer since August 1995. Dr. Bokuchava served as a visiting professor at Emory University from September 1994 until August 1995 and was employed by the National Library of Medicine, assisting in the development of Internet based applications, from January 1995 until August 1995. From July 1990 until September 1994, Dr. Bokuchava was the Director of The Computer Center at the Institute of Mechanical Engineering at Georgia Technical University, Tbilisi, Georgia (formerly a part of the Soviet Union). Dr. Bokuchava has taught computer science as a visiting associate professor at the Universities of Moscow and China. Dr. Bokuchava received a doctorate in Theoretical Physics from Georgia Technical University, Tbilisi, in 1990. Dr. Bokuchava has been a member of the Board of Directors since September 1996.

     Timothy R. Robinson has served as our Executive Vice President, Chief Financial Officer since August 2000. Prior to joining the Company, Mr. Robinson served as Vice President and Chief Financial Officer of Tanner's Restaurant Group, Inc. from December of 1996 until January of 2000. Mr. Robinson, a Certified Public Accountant, served as a senior manager with the firm that is now known as PricewaterhouseCoopers, LLP from June 1986 to December 1996. Mr. Robinson graduated from Georgia State University with a Bachelor of Business Administration, Accounting. Mr. Robinson has been a member of the Board since March 2001.

     Nino Doijashvili, Ph.D., has served as our Director of Technical Services since December of 1997. Prior to that Dr. Doijashvili served as one of our Senior Software Engineers from September 1995 until December 1997. Dr. Doijashvili served as a visiting professor at Emory University from February 1995 until September 1995. From September 1989 until February 1995, Dr. Doijashvili was an Associate Professor at the Georgia Technical University, Tbilisi, Georgia (formerly a part of the Soviet Union) teaching CAD/CAM systems and computer science. Dr. Doijashvili received a doctorate in Computer Science from Moscow Technical University, Russia in February 1989. Dr. Doijashvili has been a member of the Board since April 2001.

     David Donovitch, 39, is currently a Senior Partner of NewWest Associates, LLC, an international firm specializing in business consultancy, Del Rey Investments, LLC., a merchant banking firm, and NewWest Films, a feature film production and finance concern. The companies are involved with a variety of enterprises throughout the world in a variety of industries, including technology, medical device, entertainment, and energy concerns. Prior to joining NewWest and Del Rey, Mr. Donovitch was a Managing Director of Cambridge Partners, a merchant bank with $1.7 billion under management, which focused on misunderstood or mis-financed companies and assets. Prior to joining Cambridge, he was a founding principal of Snowden Capital, Inc., a New York City-based investment banking and direct investment firm focused on serving the corporate finance needs of middle market companies. Mr. Donovitch received a bachelor of arts from Kenyon College in 1984, a juris doctor from Suffolk University Law School in 1987, and an L.L.M. in Taxation from Boston University School of Law in 1988. He is a member of the District of Columbia, Massachusetts, and New York bar associations. His honors include having been named by the American Banker - the primary industry publication - as one of the "50 Most Influential People in Banking" in 1990. Throughout his career, he has been a speaker at many seminars and conferences covering a range of issues in a variety of industry and has served on several boards of directors of both for-profit and not-for-profit concerns, including, among others, the boards of Imaging Diagnostic Systems, Inc, Renaissance, Inc., Milestone Pictures, Vidikron of America, Inc., and Great Clips Mid-Atlantic Regional Companies, Inc.

     Lawrence Shatsoff, 47, is President of Markland Technologies, Inc., a technology company involved in the sale and marketing of home theater products. Prior to becoming President of Markland, Mr. Shatsoff served from June 2000 to June 2001 in various executive capacities and as a director of Corzon, Inc., a telecommunications company. From 1995 to 2000, Mr. Shatsoff was the Vice President and Chief Operations Officer of DCI Telecommunications, Inc. From 1991 to 1994 he served as Vice President and Chief Operations Officer of Alpha Products, a computer circuit board sales and manufacturing company. Mr. Shatsoff graduated in 1975 from Rider College with a B.S. Degree in Decision Sciences and Computers.

     Michael Sheppard, 52, is the President of Technest Holdings, Inc. Mr. Sheppard joined Technest in April, and heads up the day-to-day strategy of Technest. Prior to joining Technest, Mr. Sheppard was the Chief Operating Officer of Freelinq Communications, a provider of real time video-on-demand via ATM/XDSL technology. Mr. Sheppard has also acted as the Chief Executive Officer and Chief Operating Officer of several early stage development companies, overseeing the development of a corporate infrastructure for each company. From 1980 to 1992, Mr. Sheppard served as the President of Lee America, a Westward Communications Company whose North American holdings included Panavision, Inc. Mr. Sheppard has an extensive background in the entertainment industry and received a BA and an MFA in film from New York University.

Committees of the Board of Directors and Nominations by Stockholders

     Historically, the Board of Directors had four standing committees: a Compensation Committee, an Audit Committee, a Strategic Planning Committee and an Executive Committee. The Compensation Committee provided recommendations to the Board of Directors concerning salaries and incentive compensation for officers and employees of the Company. The Audit Committee recommended our independent auditors and reviewed the results and scope of audit and other accounting-related services provided by such auditors. The Strategic Planning Committee was authorized to work with out investment bankers to identify and evaluate strategic alternatives for us. The Executive Committee had day-to-day executive decision-making authority on behalf of the Company, subject to the overall review and approval of the Board of Directors.

     With the resignation of all but one of the directors and the recent appointments of Mr. Robinson, Dr. Doijashvili, Mr. Bokuchava, Mr. Donovitch, Mr. Shatsoff and Mr. Sheppard to the Board of Directors, these committees have been disbanded and were not reconstructed upon the filling of vacancies on the Board of Directors. There were no changes to the Company's executive compensation policies in 2000.

Legal Proceedings

     We are not aware of any proceedings in which any of our directors, officers of holders of five percent of our common stock have a material interest adverse to us.

Meetings and Attendance

     The full Board of Directors met four times during 2000. Except for James Wm. Ellsworth, who was not present at two of these meetings, all of the directors attended at least 75% of the meetings of the Board of Directors and committees of which they were members.

Transactions with Management and Others

     If the Asset Sale is completed, Messrs. Robinson and Bokuchava have indicated that they intend to resign their positions as officers and directors of the Company. We intend to pay them severance in the aggregate amount of $146,000 upon their resignations, which is the amount to which they would be entitled under their employment agreements if we were to terminate them.

     On March 29, 2001, the Company entered into a separation and release agreement with Harvey W. Sax pursuant to which Mr. Sax resigned as President, Chief Executive Officer and Director of the Company. Pursuant to this agreement, the Company paid Mr. Sax a severance payment of $150,000, representing the amount to which he would have been entitled has he been terminated, and the Company and Mr. Sax released one another from various potential claims and liabilities.

Indebtedness of Management

     On January 31, 2001 HomeCom sold substantially all the assets used in the operation of its InsureRate division to Digital Insurance, Inc. As part of this transaction, the Company forgave loans that it had made to Dan Delity ($165,316), Jim Ellsworth ($102,342), and David Frank ($102,342), and Messrs. Delity, Ellsworth and Frank surrendered their options and the shares of Common Stock that collateralized the notes.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the officer, directors and persons who own more than ten percent of a registered class of the Company's stock to file reports of ownership and changes of ownership with the Securities Exchange Commission (SEC). Officers, directors and greater than ten percent owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by the Company, we believe that, to the best of our knowledge, each of our officers, directors, and greater than ten-percent owners complied with all Section 16(a) filing requirements applicable to them during the year ended December 31, 2000.

Compensation of Directors

     Directors who are not employees of the Company are eligible to receive $1,000 per Board meeting attended, although we have never made any payments to our directors for attending meetings, are eligible to receive automatic grants of stock options under the Company's Non-Employee Directors Stock Option Plan and may receive additional grants of options under such plan at the discretion of the Compensation Committee of the Board of Directors.

Executive Compensation

     The following table sets forth the total compensation paid or accrued by the Company in 2000 to its Chief Executive Officer and each executive officer of the Company whose total annual salary and bonus exceeded $100,000 (each, a "Named Executive Officer"):


Summary Compensation Table

                                               Annual Compensation        Long-Term Compensation
                                                                                  Awards
-------------------------------------------------------------------------------------------------
   Name and Principal    Year    Salary     Bonus      Other Annual      Number of     All Other
        Position                                     Compensation(1)    Securities   Compensation
                                                                        Underlying
                                                                          Options
-------------------------------------------------------------------------------------------------
Harvey W. Sax            2000   $146,297      0             0                0             0
  Former President       1999   $147,420      0             0             50,000           0
  Former Chief           1998   $147,192      0             0                0             0
  Executive Officer and
  Former Director
-------------------------------------------------------------------------------------------------
Gia Bokuchava, Ph.D      2000   $102,022      0          $66,518             0             0
  Chief Technical        1999   $100,019      0          $75,566             0             0
  Officer and Director   1998   $ 99,085      0          $75,566             0             0
-------------------------------------------------------------------------------------------------
James Wm. Ellsworth      2000   $111,651      0          $26,860             0             0
  Former Chief           1999   $103,551      0             0                0             0
  Financial Officer      1998      N/A       N/A           N/A              N/A           N/A
-------------------------------------------------------------------------------------------------
Dan Delity               2000   $118,805      0          $75,838             0             0
  Former President of    1999   $ 78,301      0             0                0             0
  InsureRate, Former     1998      N/A       N/A           N/A              N/A           N/A
  Director
-------------------------------------------------------------------------------------------------
David Frank              2000   $115,659      0          $22,973             0             0
  Former Director of     1999   $103,486      0             0                0             0
  InsureRate             1998      N/A       N/A           N/A              N/A           N/A
-------------------------------------------------------------------------------------------------

(1) Pursuant to the employment agreement between the Company and Dr. Bokuchava, Dr. Bokuchava is eligible to receive cash bonuses to repay certain promissory notes issued by him to the Company in connection with his purchase of shares of Common Stock from the Company in August 1996. Messrs. Ellsworth, Delity, and Frank deferred portions of their salary from 1999 and early 2000 which were repaid in lump sum in the fall of 2000. Each of the Company's executive officers also is eligible to receive cash bonuses to be awarded at the discretion of the Compensation Committee of the Board of Directors.

Option Grants

     No options were granted to or exercised by named executive officers in 2000. The following table sets forth the value of options held by the executive officers at December 31, 2000:



Option Exercises in Last Fiscal Year and Year-End Option Values

-------------------------------------------------------------------------------------------------------
                                                   Number of Securities        Value of Unexercised
                                             Underlying Unexercised Options  In-The-Money Options at
 Executive Officer      Shares        Value                 at                  December 31, 2000
                       Acquired      Realized       December 31, 2000
                      on Exercise              Unexercisable  Exercisable  Unexercisable  Exercisable
-------------------------------------------------------------------------------------------------------
Harvey W. Sax              0            0         40,000       20,000(2)        $0            $0
-------------------------------------------------------------------------------------------------------
Gia Bokuchava, Ph.D        0            0          6,250         18,750         $0            $0
-------------------------------------------------------------------------------------------------------
James Wm. Ellsworth        0            0            0             0            $0            $0
(1)
-------------------------------------------------------------------------------------------------------
Dan Delity (1)             0            0         100,000          0            $0            $0
-------------------------------------------------------------------------------------------------------
David Frank (1)            0            0         100,000          0            $0            $0
-------------------------------------------------------------------------------------------------------

(1) The options held by Messrs. Ellsworth, Delity and Frank were cancelled upon termination of the employment of Messrs. Ellsworth, Delity and Frank in connection with the sale of the Company's InsureRate division to Digital Insurance, Inc. on January 31, 2001.
(2) The options held by Mr. Sax were cancelled in connection with Mr. Sax's resignation from his position with the Company in March.

Employment Contracts

     We have entered into an employment agreement with Timothy R. Robinson, our Executive Vice President, Chief Financial Officer and Director. This employment agreement is subject to early termination as provided therein, including termination by the Company "for cause," as defined in the employment agreement. The employment agreement provides for an annual base salary of not less than $135,000 and for annual bonus compensation up to 30% of base salary. The employment agreement further provides for a severance payment if termination occurs for any reason other than for cause, with the minimum amount of such severance payment to be equal to six months' salary. Further, the employment agreement provides that any relocation or diminution of title, role or compensation, as defined in the employment agreement, shall also result in the payment of a severance amount of not less than six months' salary.

     We have entered into an employment agreement with Gia Bokuchava, our Chief Technical Officer. This employment agreement is subject to early termination as provided therein, including termination by the Company "for cause," as defined in the employment agreement. The employment agreement provides for an annual base salary of not less than $105,000. The employment agreement provides for a severance payment if termination occurs for any reason other than for cause, with the minimum amount of such severance payment to be equal to nine months' salary. Further, the employment agreement provides that any relocation or diminution of title, role or compensation, as defined in the employment agreement, shall also result in the payment of a severance amount of not less than nine months' salary.

     Principal employees of the Company, including executive officers, are required to sign an agreement with the Company (i) restricting the ability of the employee to compete with the Company during his or her employment and for a period of eighteen months thereafter, (ii) restricting solicitation of customers and employees following employment with the Company, and (iii) providing for ownership and assignment of intellectual property rights to the Company.

Performance Graph

     The graph below compares our cumulative stockholder return on an indexed basis based on an investment of $100 on May 8, 1997 with the cumulative total return of the Nasdaq Computer Stocks Index (IXCO) (assuming the reinvestment of all dividends). The Company has paid no dividends to date.

                   Homecom
             Communications Inc.  S&P 500 Index   Nasdaq Computer & Data Process
             -------------------  -------------   ------------------------------

5/8/97             100.00            100.00                  100.00
12/31/97           259.37            119.73                  113.06
12/31/98            58.33            153.95                  201.86
12/31/99            53.13            186.34                  426.64
12/31/00              .16            155.30                  237.60
10/31/01              .16            124.66                  150.75

BENEFICIAL OWNERSHIP OF CAPITAL STOCK

     The following tables provide information as of December 7, 2001, concerning beneficial ownership of Common Stock by (1) each person or entity known by the Company to beneficially own more than 5% of the outstanding Common Stock, (2) each director and nominee for director of the Company, (3) each Named Executive Officer, and (4) all directors and executive officers of the Company as a group. The information as to beneficial ownership has been furnished by the respective stockholders, directors, and executive officers of the Company and, unless otherwise indicated, each of the stockholders has indicated that they have sole voting and investment power with respect to the shares beneficially owned. This table excludes holders of our convertible securities who have agreed to limit the number of shares of common stock that any such stockholders hold at any one time to not more than 4.9% of the outstanding shares of our common stock.

--------------------------------------------------------------------------------
Title of    Name of Beneficial Owner (2)   Amount and Nature of         Percent
Class                                     Beneficial Ownership (3)      of Class
--------------------------------------------------------------------------------
Common      Harvey W. Sax (4)                   804,744                   [ ]

Common      Gia Bokuchava, Ph.D. (5)            64,559                    (1)

Common      Nino Doijashvili, Ph.D. (7)         34,706                    (1)

Common      Timothy Robinson (6)                75,000                    (1)

Common      Brittany Capital                 5,640,000                    [ ]
            Management Limited

Common      All executive Officers and         174,265                    (1)
            Directors as a group (Mr.
            Bokuchava, Ms. Doijashvili and
            Mr. Robinson)
--------------------------------------------------------------------------------
(1)  Less than 1%.

(2) Except as otherwise noted, the street address of each named beneficial owner is Building 12, Suite 110, 3495 Piedmont Road, Atlanta, Georgia 30305.

(3) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned by them, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of following the date of this Proxy Statement are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(4) Excludes 5,000 common shares owned by a family member, to which Mr. Sax disclaims beneficial ownership.

(5) Includes 25,000 shares of Common Stock issuable upon the exercise options outstanding as of October 31, 2001 at a weighted average exercise price of $4.49 per share.

(6) Excludes 75,000 shares of Common Stock issuable upon the exercise of options outstanding as of October 31, 2001 at a weighted average exercise price of $.75 which are not currently exercisable and which become exercisable more than 60 days following the date of this Proxy Statement.

(7) Excludes 16,668 shares of Common Stock issuable upon the exercise of options outstanding as of October 31, 2001 at a weighted average exercise price of $0.59 which are not currently exercisable and which become exercisable more than 60 days following the date of this Proxy Statement.

     Currently, there are 17.813 shares of our Series B preferred stock, 92.107 shares of our Series C preferred stock, 1.291 shares of our Series D preferred stock and 106.35 shares of our Series E preferred stock outstanding. All of these shares of preferred stock are convertible into shares of our common stock at any time.

Changes in Control

     During December, 2001, a change in control of the Company occurred in conjunction with the sequential conversions of 1.62855 shares of Series C Preferred Stock by Mac Nab, LLC into 5,640,000 shares of Common Stock, and the subsequent transfers of those shares of common stock to Brittany Capital Management Limited, an entity organized under the laws of the Bahamas. As such, Brittany Capital Management Limited now owns 5,640,000 shares of our common stock, or ____% of the outstanding shares of Common Stock of the Company. In addition, we appointed three new directors to the Board of Directors: David Donovitch, Larry Shatsoff and Michael Sheppard.

Accountants

     Our principal accountants are Feldman, Sherb & Co. P.C. We do not expect any representatives of Feldman, Sherb & Co. P.C. to be present at the Special Meeting.

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the registrant's annual financial statements for 2000 and for reviews of the financial statements included in our Forms 10-Q during 2000 were $58,000.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

     (a)  Previous Independent Accounts

          (i) On February 8, 2001, we dismissed PricewaterhouseCoopers LLP ("PWC"), as our independent accountants effective immediately. Our Board of Directors participated in and approved the decision to change independent accountants.

          (ii) The reports of PWC on our consolidated balance sheets as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows, did not contain, except as otherwise described in this subsection (a)(ii), an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, in its report on our financial statements for the fiscal years ended December 31, 1999 and 1998, it included the following explanatory paragraph: "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring losses and negative cash flows since its inception and has an accumulated deficit. The Company is dependent on continued financing from investors to sustain its activities and there is no assurance that such financing will be available. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

          (iii) In connection with its audits for the two most recent fiscal years and through February 8, 2001, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC would have caused them to make reference thereto in their report on the financial statements for such years.

          (iv) During the two most recent fiscal years and through February 8, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a) (1) (v)).

          (v) On February 13, 2001, we delivered a copy of the disclosures which we made in Item 4 on the Form 8-K that we filed on February 14, 2001, and requested that PWC furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not PWC agreed with such disclosures. A copy of such letter dated February 13, 2001 indicating such agreement was filed as Exhibit 16.1 to that Form 8-K.

     (b)  New Independent Accountants

          (i) On February 8, 2001, the Company engaged the firm of Feldman Sherb & Co. ("FSC") as independent accountants for the Company's fiscal year ending December 31, 2000. The Company's Board of Directors approved the selection of FSC as independent accountants.

          (ii) During the two most recent fiscal years and through February 8, 2001, the Company has not consulted with FSC with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (2) on any matter that was either the subject of a disagreement (as defined in Item 304 (a) (1) (iv) of Regulation S-K) or a reportable event (as described in Item 304 (a) (1) (v) of Regulation S-K).

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement except for any information superseded by information combined directly in, or incorporated by reference in, this Proxy Statement. Copies of the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 and the Annual Report on Form 10-K, for the fiscal year ended December 31, 2000 accompany this Proxy Statement. The Company hereby incorporates by reference into this Proxy Statement the following sections of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001: (i) the Consolidated Financial Statements (unaudited) set forth at pages 1 through 4 thereof; (ii) Notes to Consolidated Financial Statements set forth at pages 5 through 6 thereof; and (iii) the Management's Discussion and Analysis of Financial Condition and Results of Operations set forth at pages 6 through 9 thereof. We also hereby incorporate by reference into this Proxy Statement the following sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2000: (i) Consolidated Financial Statements set forth at pages 13 through 19 thereof; (ii) Notes to Consolidated Financial Statements set forth at pages 20 through 34 thereof; (iii) Report to Independent Auditors set forth at page 14 thereof; (iv) the Selected Financial Data set forth at page 7 thereof; and (v) the Management Discussion and Analysis of Financial Condition and Results of Operations set forth at pages 8 through 12 thereof.

     We may be required to file other documents with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the time this Proxy Statement is mailed and the date of the Special Meeting. Those other documents will be deemed incorporated by reference into this Proxy Statement and to be a part of it from the date they are filed with the SEC.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents referred to above which have been incorporated by reference in this Proxy Statement (excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Proxy Statement). Such written or oral request should be directed to the Secretary at 3495 Piedmont Road, Building 12, Suite 110, Atlanta, Georgia 30305.

     You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the proposals. We had not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated [_____________, 2001]. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than this date. Neither the mailing of this Proxy Statement to our Stockholders nor the completion of the Asset Sale will create any implication to the contrary.


     AS OF THE DATE OF THIS PROXY STATEMENT, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS THAT MAY COME BEFORE THE SPECIAL MEETING. IF ANY OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, IT IS THE INTENTION OF THE PROXY HOLDERS TO VOTE OR ACT IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO SUCH MATTERS.


                                         December ____, 2001


                                         By Order of the Board of Directors


                                         ---------------------------------------
                                         Timothy R. Robinson
                                         Executive Vice President and
                                         Chief Financial Officer

PROXY
                          HOMECOM COMMUNICATIONS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ______________________ as Proxy, with full power of substitution and revocation, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of HomeCom Communications, Inc. (the "Company") held of record by the undersigned as of December 14, 2001, at the special meeting of shareholders to be held at 10:00 a.m. local time on January 28, 2002 and at any adjournments or postponements thereof.

1) Proposal to approve the sale of substantially all of the assets of the Company to Tulix Systems, Inc., an entity that is owned by Timothy R. Robinson, Gia Bokuchava and Nino Doijashvili, who are directors and officers of both the Company and Tulix. (Check applicable box.)

        [ ]  FOR                     [ ]  AGAINST                  [ ]  ABSTAIN

2) Proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Prospect Technologies, Inc." (Check applicable box.)

        [ ]  FOR                     [ ]  AGAINST                  [ ]  ABSTAIN

3) Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 100,000,000. (Check applicable box.)

        [ ]  FOR                     [ ]  AGAINST                  [ ]  ABSTAIN

4) Proposal to amend the Company's Certificate of Incorporation to allow fewer than all of the stockholders to approve corporate actions by written consent without a stockholder meeting. Currently, the Certificate of Incorporation requires the written approval of all of the stockholders if the approval is obtained without a stockholder meeting. (Check applicable box.)

        [ ]  FOR                     [ ]  AGAINST                  [ ]  ABSTAIN

5) Proposal to effect a reverse split of the Company's common stock in a ratio between 5-for-1 and 15-for-1, if and when the Board of Directors determines that such a reverse split is in the best interests of the Company.

        [ ]  FOR                     [ ]  AGAINST                  [ ]  ABSTAIN

6)   Election of Directors.

     [ ] For all nominees listed below   [ ]  Withhold authority to vote for all
           (except as marked to the             nominees listed below:
            contrary below)
                                 David Donovitch
                                 Larry Shatsoff
                                Michael Sheppard
                                Nino Doijashvili

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) immediately below.)




In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED,
                     WILL BE VOTED "FOR" THE ABOVE MATTERS.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          HOMECOM COMMUNICATIONS, INC.

                                                   Dated:  ______________, _____


                                                   -------------------------
                                                   Print Name


                                                   -------------------------
                                                   Signature


                                                   -------------------------
                                                   Signature if held jointly



IMPORTANT: Please date this proxy and sign exactly as your name or names appear above. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s).


Do you plan to attend the Annual Meeting of Shareholders?  [ ] Yes     [ ] No

IMPORTANT:  PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ABOVE.

                                                                       EXHIBIT A



                            ASSET PURCHASE AGREEMENT



                                 By and Between



                               TULIX SYSTEMS, INC.
                             (A Georgia corporation)



                                       And



                          HOMECOM COMMUNICATIONS, INC.
                            (A Delaware corporation)



                                   Dated as of



                              _______________, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1. SALE AND PURCHASE...................................................1
         (a)      Intellectual Property........................................1
         (b)      Contracts....................................................1

SECTION 2. ASSUMPTION OF CONTRACTS BY THE PURCHASER............................2

SECTION 3. PURCHASE PRICE AND PAYMENT..........................................2
         (a)      Generally....................................................2
         (b)      Liquidation Event............................................2

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER............................2
         (a)      Corporate Existence..........................................2
         (b)      Corporate Power; Authorization; Enforceable Obligations......2
         (c)      No Conflict..................................................3
         (d)      Required Government Consents.................................3
         (e)      Required Contract Consents...................................3
         (f)      Assigned Contracts...........................................3
         (g)      Condition of Equipment; Adequacy of Assets...................4
         (h)      Intellectual Property........................................4
                  (i)      Ownership...........................................4
         (i)      Litigation...................................................4
         (j)      Court Orders, Decrees, and Laws..............................4
         (k)      Access to Information........................................5
         (l)      Disclosure...................................................5

SECTION 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................5
         (a)      Corporate Existence..........................................5
         (b)      Corporate Power; Authorization; Enforceable Obligations......5
         (c)      No Conflict; Consents........................................6
         (d)      Purchaser Common Stock.......................................6
         (e)      Purchaser Capital Structure..................................6
         (f)      Access to Information........................................6
         (g)      Disclosure...................................................6

SECTION 6. CONDITIONS TO CLOSING...............................................7
         (a)      Conditions to Seller's Obligations...........................7
         (b)      Conditions to Purchaser's Obligations........................7

SECTION 7. CLOSING.............................................................8
         (a)      Closing......................................................8
         (b)      Actions at Closing...........................................8
                  (i)      Copies of Consents..................................8
                  (ii)     Conveyance Instruments..............................8
                  (iii)    Assumption Agreements...............................8
                  (iv)     Certificates........................................8
                  (v)      Other...............................................8
         (c)      Delivery of Purchase Price...................................8

SECTION 8. COVENANTS OF SELLER AND PURCHASER...................................8
         (a)      Allocation of Purchase Price.................................8
         (b)      Maintenance of Books and Records.............................9
         (c)      Mail, Etc....................................................9
         (d)      Certain Consents.............................................9
         (e)      Best Efforts; Further Assurances; Cooperation................9
         (f)      Transition..................................................10

SECTION 9. CLAIMS, ARBITRATION................................................10
         (a)      Survival of Representations and Warranties..................10
         (b)      Limitation on Claims by Purchaser...........................10
         (c)      Limitation on Claims........................................10
         (d)      Arbitration.................................................10

SECTION 10. MISCELLANEOUS.....................................................11
         (a)      Acknowledgement regarding Legal Counsel.....................11
         (b)      Sales, Transfer and Documentary Taxes, etc..................11
         (c)      Entire Agreement; Assignment................................11
         (d)      Waiver......................................................12
         (e)      Notices.....................................................12
         (f)      Georgia Law to Govern.......................................13
         (g)      No Benefit to Others........................................13
         (h)      Headings; Gender; Certain Definitions.......................13
         (i)      Schedules...................................................13
         (j)      Severability................................................13
         (k)      Counterparts................................................13
         (l)      Drafting of Agreement.......................................13
         (m)      Time of the Essence.........................................14
         (n)      Actions and Proceedings.....................................14
         (o)      Execution by Facsimile......................................14

                                    Schedules
                                    ---------

1(a)            --       Intellectual Property
1(b)            --       Contracts
1(c)            --       Accounts Receivable
1(d)            --       Equipment
4(d)            --       Required Government Consents
4(e)            --       Required Contract Consents
4(f)            --       Contracts - Terms and Monthly Revenues
4(i)(i)         --       Intellectual Property - Ownership
4(j)            --       Litigation
8(a)            --       Allocation of Purchase Price

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This Asset Purchase Agreement (this "Agreement") is made and entered into as of the __ day of _________, 2001, by and between Tulix Systems, Inc., a Georgia corporation (the "Purchaser"), and HomeCom Communications, Inc., a Delaware corporation (the "Seller").

                                    RECITALS
                                    --------

     The Seller is engaged in the business of developing and hosting Internet applications, products and services to commercial customers (the "Business").


     The Purchaser desires to purchase, and the Seller desires to sell, all of the assets of Seller associated with the Business, and Seller desires to assign, and Purchaser desires to assume, certain contracts of Seller related to the Business, all upon the terms and conditions and subject to the limited exceptions set forth herein.


     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   SECTION 1.
                                SALE AND PURCHASE

     Upon the terms and subject to the conditions of this Agreement, Purchaser shall purchase, accept, and acquire from Seller, and Seller shall sell, transfer, assign, convey, and deliver to Purchaser, at the Closing (as defined in Section 7(a)), all right, title, and interest in and to the following assets of Seller:

     (a) The intellectual property identified in Schedule 1(a) (the "Intellectual Property").

     (b) The contracts identified in Schedule 1(b) (the "Contracts").

     (c) Accounts Receivable as identified in Schedule 1(c) (the "Accounts Receivable").

     (d) The equipment currently being used to service and maintain the Contracts and operate the Business and, in addition, the equipment identified in
Schedule 1(d) (the "Equipment", and together with the Intellectual Property, Accounts Receivable and the Contracts, the "Assets").

                                   SECTION 2.
                    ASSUMPTION OF CONTRACTS BY THE PURCHASER

     From and after the Closing, Purchaser shall assume and be responsible for only the obligations and liabilities of Seller relating to the Contracts identified in Schedule 1(b); provided, however, that Purchaser does not thereby assume any liability or obligation of Seller relating to acts or omissions of Seller in the performance of such Contracts prior to the Closing Date, except to the extent that such liabilities relate to accounts payable incurred in the ordinary course of business. Seller does not assume any liability or obligation of Purchaser relating to acts or omissions of Purchaser in the performance of the Contracts subsequent to the Closing Date.

                                   SECTION 3.
                           PURCHASE PRICE AND PAYMENT

     (a) Generally. The total consideration to be paid to Seller for the sale, transfer and conveyance of the Assets shall consist of ____ shares of Common Stock (the "Purchase Price"). Purchaser acknowledges that it is purchasing the Assets "as is", without any representation or warranty, explicit or implied, except as set forth in this Agreement.

     (b) Liquidation Event. In the event that the Board of Directors of Purchaser decides, within six months after the date of this Agreement, to liquidate Purchaser, Seller, notwithstanding its respective pro rata ownership interest in Purchaser, shall receive fifty percent (50%) of the proceeds of such liquidation that relate to the Equipment so liquidated. If the Board of Directors of Purchaser makes such a liquidation decision after the date which is six months after the date of this Agreement, Seller shall receive those proceeds of such liquidation to which it is entitled under applicable law and applicable governing documents.

                                   SECTION 4.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows:

     (a) Corporate Existence. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power and authority to conduct its business and to own and lease all of its properties and assets and is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Assets or the Business (financial or otherwise) (a "Material Adverse Effect").

     (b) Corporate Power; Authorization; Enforceable Obligations. Seller has the corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder (this Agreement and such other agreements and instruments collectively the "Seller Documents"). Seller has taken or will take all necessary corporate action, including obtaining approval of the stockholders of Seller, that is required under the Delaware General Corporation Law, to authorize the execution and delivery of this Agreement and the other Seller Documents and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other Seller Documents will be, the legal, valid, and binding obligations of Seller, enforceable in accordance with their terms, except as such enforcement may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect and by general principles of equity.

     (c) No Conflict. To the best of the knowledge of Seller, the execution and delivery of this Agreement and the other Seller Documents will not (i) violate any foreign, federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree (collectively, "Laws") applicable to Seller or the Assets or the Business, (ii) violate or conflict with any provision of the certificate of incorporation or bylaws, or
(iii) conflict with, result in the breach of, or constitute a default under any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Seller is a party or by which Seller or any of the Assets or the Business are bound.

     (d) Required Government Consents. Except for (i) the filing or recording of instruments of conveyance, transfer, or assignment required by federal copyright, patent, or trademark laws or the laws of the U.S. and non-U.S. jurisdictions and states in which the Assets are located; and (ii) the further exceptions disclosed in Schedule 4(d) (the foregoing items (i) and (ii) being referred to herein as the "Required Government Consents"), to the best of the knowledge of Seller, no approval, authorization, certification, consent, permission, license, or permit to or from, or notice, filing, or recording to or with, U.S. or non-U.S., federal, state, or local governmental authorities ("Governmental Authorities") is necessary for the execution and delivery of this Agreement and the other Seller Documents or the consummation by Seller of the transactions contemplated hereby or thereby, or the ownership and use of the Assets or operation of the Business (including by Purchaser, assuming such ownership, use and operation is substantially the same as the ownership, and use and operation by Seller).

     (e) Required Contract Consents. To the best of the knowledge of Seller, except as disclosed in Schedule 4(e) (such scheduled items being referred to herein as the "Required Contract Consents"), no approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person (other than the Required Government Consents) is necessary for
(i) the execution and delivery of this Agreement and the other Seller Documents or the consummation by Seller of the transactions contemplated hereby or thereby; (ii) the transfer and assignment to Purchaser at the Closing of the Assets; or (iii) the ownership and use of the Assets or operation of the Business (including by Purchaser, assuming such ownership, use and operation is substantially the same as the ownership, use and operation by Seller).

     (f) Assigned Contracts. To the best of the knowledge of Seller, (i) the Contracts are valid, binding, and enforceable in accordance with their terms and are in full force and effect and (ii) subject to obtaining the consent of the other party thereto as specified on Schedule 4(f), the continuation, validity and effectiveness of all the Contracts under the current terms thereof will in no way be affected, altered or impaired by the consummation of the transactions contemplated by this Agreement. There are no existing defaults by Seller under the Contracts and, to the best knowledge of Seller, no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a default thereunder. Seller has received no notice of, and has no knowledge of, any pending or threatened early termination or cancellation of any Contract. The amounts disclosed in Schedule 4(f) accurately present the current terms and monthly revenues attributable to the Contracts.

     (g) Condition of Equipment; Adequacy of Assets. To the best of the knowledge of Seller, (i) all of the Equipment is in good operating order, condition, and repair, ordinary wear and tear excepted, and is suitable for use in the Business in the ordinary course, as presently operated and (ii) the Assets constitute all of the property and assets necessary to conduct the Business as currently conducted. Purchaser accepts the Equipment "as is" and no warranties, explicit or implied, are offered by Seller except as specifically set forth in this Agreement.

     (h) Intellectual Property. The Intellectual Property includes certain proprietary application software products and systems which Seller develops, markets and licenses to customers (the "Software Programs"), and in connection therewith Seller has developed certain related technical documentation and user reference manuals (the "Documentation"). The Software Programs and the Documentation are collectively referred to as the "Software".

          (i) Ownership. To the best of the knowledge of Seller, except as set forth in Schedule 4(i)(i), Seller owns all of the Intellectual Property and all other proprietary information included in the Assets. Schedule 4(i)(i) sets forth all domestic and foreign patents, trademarks, service marks, trade names and copyrights included in the Assets and all applications therefor and registrations thereof. Except as disclosed in Schedule 4(i)(i), to the best knowledge of Seller, no person has a prior use of any trademark, service mark, or trade name that is the same as, or confusingly similar to, any of the trademarks, service marks and trade names included in the Assets.

     (i) Litigation. Except as disclosed in Schedule 4(j), no claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding, infringement claim, or investigation (collectively, "Litigation") is pending, or, to Seller's best knowledge, threatened against Seller or its subsidiaries or any of its present or former directors, officers, or employees, affecting, involving, or relating to any of the Assets or the Business. Seller knows of no facts or circumstances that could reasonably be expected to serve as the basis for Litigation against Seller (or Purchaser upon acquisition of the Assets) or its present or former directors, officers, or employees, affecting, involving, or relating to the Assets or the Business.

     (j) Court Orders, Decrees, and Laws. There is no outstanding or, to Seller's best knowledge, threatened, order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against Seller affecting, involving, or relating to the Assets or the Business. To the best of the knowledge of Seller, the Business is and has been in compliance in all material respects with all applicable Laws, and Seller has received no notices of any such alleged violation. The foregoing shall be deemed to include Laws relating to the patent, copyright, and trademark laws, state trade secret and unfair competition laws of the U.S. and foreign jurisdictions, and all other applicable Laws, including equal opportunity, wage and hour, and other employment matters, and antitrust and trade regulation laws.

     (k) Access to Information. Seller has had access to sufficient information about Purchaser upon which to analyze the transactions contemplated by this Agreement. Seller has been given the opportunity to ask questions and receive answers from the officers of Purchaser concerning the terms and conditions of the transactions contemplated by this Agreement and the business and financial condition of Purchaser. Seller has had the opportunity to obtain any additional information it deems necessary to verify the accuracy and completeness of information provided by Purchaser in connection with this Agreement and the transactions contemplated hereby.

     (l) Disclosure. Seller has completely and accurately responded to the inquiries and diligence requests of Purchaser and its agents, representatives, attorneys and employees in connection with the transactions contemplated by this Agreement. No representation, warranty, or statement made by Seller in this Agreement or in any document or certificate furnished or to be furnished to Purchaser pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein, under the circumstances in which they were made, not materially misleading. Seller has disclosed to Purchaser all facts known or reasonably available to Seller that are material to the Assets or the Business.

                                   SECTION 5.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     (a) Corporate Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Purchaser has the corporate power and authority to conduct its business and to own and lease all of its properties and assets and is duly qualified or licensed to do its business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on Purchaser.

     (b) Corporate Power; Authorization; Enforceable Obligations. Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby and thereby (this Agreement and such other agreements and instruments collectively the "Purchaser Documents"). The execution, delivery and performance of this Agreement and the other Purchaser Documents, and the consummation of the transactions contemplated hereby and thereby, by Purchaser have been duly authorized by all necessary corporate action of Purchaser. This Agreement is, and the other Purchaser Documents will be, the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with their terms except as such enforcement may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally, and by general principles of equity.

     (c) No Conflict; Consents. The execution, delivery and performance of this Agreement and the other Purchaser Documents, and the consummation of the transactions contemplated hereby and thereby, by Purchaser do not and will not violate any Laws to which Purchaser is subject, and will not violate, conflict with or result in the breach of, or constitute a default under, any term, condition or provision of, or require the consent of any other party to, (i) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser, or (ii) the articles of incorporation, bylaws, or other governing or organizational instrument of Purchaser.

     (d) Purchaser Common Stock. The shares of Purchaser Common Stock to be issued to Seller pursuant to this Agreement, when issued and delivered in accordance with this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

     (e) Purchaser Capital Structure. The authorized capital stock of Purchaser consists of ____ shares of preferred stock and ____ shares of common stock, of which, as of the date hereof, ____ shares are issued and outstanding.

     (f) Access to Information. Purchaser has had access to sufficient information about Seller upon which to analyze the transactions contemplated by this Agreement. Purchaser has been given the opportunity to ask questions and receive answers from the officers of Seller concerning the terms and conditions of the transactions contemplated by this Agreement and the business and financial condition of Seller. Purchaser has had the opportunity to obtain any additional information it deems necessary to verify the accuracy and completeness of information provided by Seller in connection with this Agreement and the transactions contemplated hereby.

     (g) Disclosure. Purchaser has completely and accurately responded to the inquiries and diligence requests of Seller and its agents, representatives, attorneys and employees in connection with the transactions contemplated by this Agreement. No representation, warranty, or statement made by Purchaser in this Agreement or in any document or certificate furnished or to be furnished to Seller pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein, under the circumstances in which they were made, not materially misleading. Purchaser has disclosed to Seller all facts known or reasonably available to Purchaser that are material to Purchaser.

                                   SECTION 6.
                             CONDITIONS TO CLOSING

     (a) Conditions to Seller's Obligations. The obligations of Seller to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

          (i) Purchaser's representations and warranties contained in this Agreement shall be true and correct in all respects on and as of the date of this Agreement.

          (ii) Purchaser shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

          (iii) Seller's stockholders shall have approved the sale of the Assets to Purchaser.

          (iv) No Litigation shall be threatened or pending against Seller before any court or governmental agency that, in the reasonable opinion of counsel for Seller, could result in the restraint or prohibition of Seller in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (v) Purchaser shall have delivered to Seller a certificate signed by a duly authorized officer of Purchaser certifying that the conditions set forth in Sections 6(a)(i) and (ii) have been satisfied.

     (b) Conditions to Purchaser's Obligations. Each of the obligations of Purchaser to be performed hereunder shall be subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing Date of each of the following conditions:

          (i) Seller's representations and warranties contained in this Agreement shall be true and correct in all respects on and as of the date of this Agreement.

          (ii) Seller shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

          (iii) No Litigation shall be threatened or pending against Purchaser before any court or governmental agency that, in the reasonable opinion of counsel for Purchaser, could result in the restraint or prohibition of Purchaser in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (iv) Seller shall have delivered to Purchaser a certificate signed by a duly authorized officer of Seller certifying that the conditions set forth in Sections 6(b)(i) and (ii) have been satisfied.

          (v) Seller shall have entered into severance agreements with Timothy
R. Robinson and Gia Bokuchava.

                                   SECTION 7.
                                    CLOSING

     (a) Closing. The closing of the purchase and sale of the Assets (the "Closing") shall take place at the offices of Sutherland Asbill & Brennan LLP, 999 Peachtree Street, N.E., Atlanta, Georgia commencing at 2:00 p.m. on _______________, 2002 (the "Closing Date"). Subject to consummation of the Closing on the Closing Date, the sale, assignment, transfer and conveyance to Purchaser of the Assets will be effective as of 12:01 a.m. Eastern Standard Time on the Closing Date.

     (b) Actions at Closing. At Closing, Purchaser and Seller shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:

          (i) Copies of Consents. Seller shall deliver to Purchaser copies of all Required Contract Consents and all Required Government Consents which have been obtained.

          (ii) Conveyance Instruments. Seller shall deliver to Purchaser such bills of sale, assignments, and other instruments of conveyance and transfer as Purchaser may reasonably request to effect the transfer and assignment of the Assets to Purchaser.

          (iii) Assumption Agreements. Purchaser shall deliver to Seller one or more assumption agreements in form reasonably acceptable to Seller, pursuant to which Purchaser assumes and agrees to pay and perform the Contracts.

          (iv) Certificates. The parties shall deliver to each other the certificates to each other required under Section 6.

          (v) Other. Each party shall deliver such other agreements and instruments as the other party may reasonably request.

     (c) Delivery of Purchase Price. At Closing, Purchaser shall deliver the payments required under Section 3.

                                   SECTION 8.
                        COVENANTS OF SELLER AND PURCHASER

     (a) Allocation of Purchase Price. The Purchase Price shall be allocated as disclosed in Schedule 8(a), and all tax returns and reports filed by Seller and Purchaser with respect to the transactions contemplated by this Agreement shall be consistent with that allocation.

     (b) Maintenance of Books and Records. Each of Seller and Purchaser shall preserve until the second anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the Assets or the Business prior to the Closing Date, except for those records transferred from Seller to Purchaser at Closing. After the Closing Date, where there is a legitimate purpose, such party shall provide the other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party, and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the Assets or the Business prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (A) as required by any applicable Laws, (B) with the prior written consent of the party who owns such information, which consent shall not be unreasonably withheld, delayed or conditioned or (C) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such books and records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy such books and records, specifying with particularity the contents of the books and records to be destroyed. Such books and records may then be destroyed after the 30th day after such notice is given unless the other party objects to the destruction, in which case the party seeking to destroy the books and records shall deliver such books and records to the objecting party.

     (c) Mail, Etc. Mail and payments relating to the Assets received by Seller after the Closing Date will be forwarded to Purchaser. From and after the Closing Date, Seller will promptly refer all inquiries relating to the Assets to Purchaser.

     (d) Certain Consents. To the extent that Seller's rights under any Contract, permit, or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained prior to the Closing Date, and which is material to the ownership, use or disposition of an Asset or the operation of the Business, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller and Purchaser shall use their commercially reasonable good faith efforts to obtain any such required consents as promptly as possible.

     (e) Best Efforts; Further Assurances; Cooperation. Subject to the other provisions in this Agreement, the parties hereto shall in good faith perform their obligations under this Agreement before, at and after the Closing, and shall each use their reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain all authorizations and consents and satisfy all conditions to the obligations of the parties under this Agreement, and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof. The parties shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other party hereto in order to consummate more effectively the transactions contemplated by this Agreement

     (f) Transition. Seller shall have a reasonable period of time after the Closing in which to remove its books and records from Seller's former premises. Purchaser will provide such assistance in this process as Seller may reasonably request, including but not limited to providing access to Purchaser's premises at such reasonable times as Seller may request.

                                   SECTION 9.
                               CLAIMS, ARBITRATION

     (a) Survival of Representations and Warranties. All of the representations and warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and continue until the date which is the eighteen month anniversary of the Closing Date.

     (b) Limitation on Claims by Purchaser. Notwithstanding any other provision of this Agreement, Purchaser agrees that it shall not be entitled to make any claim against Seller based on the alleged breach by Seller of any representation or warranty contained in this Agreement if such alleged breach relates to information or circumstances about which the officers or employees of Purchaser knew or should have known by virtue of the offices and positions they held at Seller prior to Closing.

     (c) Limitation on Claims. Neither party will be liable under this Agreement for any demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, or expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties (collectively, a "Loss" or "Losses"), resulting from the breach of any representation or warranty of such party contained in this Agreement or in any other agreement or instrument executed and delivered by such party in connection with this Agreement, until the aggregate amount of all such Losses exceeds $25,000 and, in that event, the damaged party shall be entitled to recovery of all such Losses.

     (d) Arbitration. In the event of a dispute between Purchaser and Seller arising under this Agreement, the parties shall act in good faith to reach agreement regarding such claim. If the parties hereto, acting in good faith, cannot reach agreement with respect to such claim, within thirty (30) days after notice thereof by one party to the other, such claim will be submitted to and settled by binding arbitration in Atlanta, Georgia, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the "AAA") or such other mediation or arbitration service as shall be mutually agreeable to the parties, and judgment upon the award rendered by the arbitrator shall be final and binding on the parties and may be entered in any court having jurisdiction thereof; provided, however, that any party shall be entitled to appeal a question of law or determination of law to a court of competent jurisdiction; and provided, further, however, that the parties may first seek appropriate injunctive relief prior to, and/or in addition to pursuing negotiation or arbitration. Such arbitration shall be conducted by an arbitrator chosen by mutual agreement of the parties, or failing such agreement, an arbitrator appointed by the AAA. The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings (unless otherwise agreed to by the parties), with such record constituting the official transcript of such proceedings.

                                  SECTION 10.
                                 MISCELLANEOUS

     (a) Acknowledgement regarding Legal Counsel. Purchaser acknowledges and agrees that Sutherland Asbill & Brennan LLP ("SAB") is acting as counsel to Seller and is representing Seller in connection with this Agreement and the transactions contemplated hereby and that SAB is not representing, and has not represented, Purchaser in any respect, including any representation in connection with this Agreement and the transactions contemplated hereby. Purchaser further acknowledges and agrees that it has been advised to seek its own independent legal counsel in connection with this Agreement and the transactions contemplated hereby.

     (b) Sales, Transfer and Documentary Taxes, etc. All sales and use taxes relating to the sale and transfer of the Assets pursuant to this Agreement shall be paid by Seller. Seller also shall pay all other federal, state and local documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets in accordance herewith whether imposed by applicable Laws on Seller or Purchaser, and Seller shall indemnify, reimburse and hold harmless Purchaser in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

     (c) Entire Agreement; Assignment. This Agreement, which includes the Schedules and the other documents, agreements, certificates and instruments executed and delivered pursuant to or in connection with this Agreement, sets forth the entire understanding and agreement of the parties hereto with respect to the transactions contemplated hereby. Any and all prior or contemporaneous negotiations, agreements, representations, warranties and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded in their entirety by this Agreement and shall not create any liability on the part of either party hereto in favor of the other party, except as otherwise expressly set forth in this Agreement. This Agreement shall not be assigned, amended or modified except by written instrument duly executed by each of the parties hereto; provided, however, that Purchaser may assign its rights and obligations under this Agreement to a wholly owned subsidiary or to a purchaser of all or substantially all of Purchaser's assets, whether by sale of assets, sale of stock, merger or otherwise.

     (d) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     (e) Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by facsimile, air courier, telegram or by registered or certified mail, postage prepaid, as follows:

     If to Purchaser:

         Tulix Systems, Inc.
         3495 Piedmont Road
         Suite 110
         Atlanta, GA 30305
         (404) 237-4646
         (404) 233-1977 (facsimile)
         Attn:  Timothy R. Robinson, Executive Vice President and
                Chief Financial Officer

     If to Seller:

         HomeCom Communications, Inc.
         3495 Piedmont Road, Suite 110
         Atlanta, GA 30305
         Attn:  President
         (404) 237-4646
         (404) 233-1977 (facsimile)

     With a copy, which shall not constitute notice, to:

         Wade H. Stribling, Esq.
         Sutherland Asbill & Brennan LLP
         2300 First Union Plaza
         999 Peachtree Street, N.E.
         Atlanta, GA  30309-3996
         (404) 853-8000
         (404) 853-8806 (facsimile)

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, transmitted by facsimile, telegraphed or mailed, as the case may be.

     (f) Georgia Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Georgia, without regard to its conflict of law principles.

     (g) No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and assigns, and nothing contained in this Agreement or the other Purchase Agreements shall be construed as conferring any rights on any other persons.

     (h) Headings; Gender; Certain Definitions. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity. The "knowledge" of a person shall include the current actual awareness of such person, such person's officers charged with the responsibility for the matters qualified by the use of the term "knowledge" and such matters as would be revealed by a review of such person's records.

     (i) Schedules. All Schedules referred to herein are incorporated herein by reference and are intended to be and hereby are specifically made a part of this Agreement.

     (j) Severability. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or render unenforceable any other provision of this Agreement.

     (k) Counterparts. This Agreement may be executed in any number of counterparts and either party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     (l) Drafting of Agreement. Each party has participated in the negotiation and preparation of this Agreement; therefore, this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

     (m) Time of the Essence. Time is of the essence of this Agreement.

     (n) Actions and Proceedings. Each party to this Agreement consents to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States District Court for any District of Georgia in any action or judicial proceeding seeking an injunction or other equitable relief or to enforce an arbitration award. Each party consents and submits to the non-exclusive personal jurisdiction of any court in the State of Georgia in respect of any such proceeding. Each party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable Laws. Each party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Georgia and any claim that it may now or hereafter have that any such proceeding in any court in the State of Georgia has been brought in an inconvenient forum. Each party waives trial by jury in any such proceeding.

     (o) Execution by Facsimile. Either party may deliver an executed copy of this Agreement and any documents contemplated hereby by facsimile transmission to the other party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.





                        [Signatures follow on next page]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above:


                                          PURCHASER:

                                          TULIX SYSTEMS, INC.



                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                          SELLER:

                                          HOMECOM COMMUNICATIONS, INC.



                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          HOMECOM COMMUNICATIONS, INC.


     HomeCom Communications, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:


                                    ARTICLE I
                                    ---------

     The name of the Corporation is HomeCom Communications, Inc.


                                   ARTICLE II
                                   ----------

     The Amended and Restated Certificate of Incorporation of the Corporation shall be amended by deleting Article I in its entirety and substituting in lieu thereof the following:

                                       "I

     The name of the Corporation is Prospect Technologies, Inc."


                                   ARTICLE III
                                   -----------

     The Amended and Restated Certificate of Incorporation of the Corporation shall be amended by amending Article IV as follows:

                                       "IV

     The total number of shares of capital stock which the Corporation is authorized to issue is One Hundred and One Million (101,000,000) divided into two classes as follows:

     (1) One Hundred Million (100,000,000) shares of common stock, $.0001 par value per share ("Common Stock"); and

     (2) One Million (1,000,000) shares of preferred stock, $.01 par value per share (Preferred Stock")."

     The remainder of Article IV shall remain unchanged.

                                   ARTICLE IV
                                   ----------

     The Amended and Restated Certificate of Incorporation of the Corporation shall be amended by deleting Article IX in its entirety and substituting in lieu thereof the following:

                                       "IX

     Action required to be taken or which may be taken at any Annual Meeting or Special Meeting of the Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded."

                                    ARTICLE V
                                    ---------

     The Amended and Restated Certificate of Incorporation of the Corporation shall be amended to include the following at the end of the second paragraph of
Article IV thereof:

          "Each ( ) shares of the Common Stock issued as of the date and time immediately preceding [INSERT DATE UPON WHICH ARTICLES OF AMENDMENT ARE FILED], the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and non-assessable share of the Common Stock; provided, however, that any fractional interest resulting from such change and reclassification shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration. Each holder of record of a certificate or certificates which immediately prior to the Split Effective Date represents outstanding shares of Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of Common Stock into and for which the shares of the Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Split Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof."

                                   ARTICLE VI
                                   ----------

     All other provisions of the Amended and Restated Certificate of Incorporation of the Corporation shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, said Corporation hereby executes this Certificate of Amendment of Amended and Restated Certificate of Incorporation this _____ day of _____________, ______.

                                      HOMECOM COMMUNICATIONS, INC.


                                      By:      ______________________________
                                      Name:    ______________________________
                                      Title:   ______________________________